                                                                     EXHIBIT 4.6

                                                         [EXECUTION COUNTERPART]



================================================================================


                                CREDIT AGREEMENT


                          dated as of October 20, 1994


                                     among


                             TERRA INDUSTRIES INC.,

                              TERRA CAPITAL, INC.

                                      and

                             AGRICULTURAL MINERALS,
                              LIMITED PARTNERSHIP
                       (the name of which will hereafter
                         be changed to TERRA NITROGEN,
                             LIMITED PARTNERSHIP),

                                  as Borrowers


                               CERTAIN GUARANTORS


                                CERTAIN LENDERS


                             CERTAIN ISSUING BANKS

                                      and

                                CITIBANK, N.A.,
                                   as Agent



================================================================================

                               TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.
                                                             Page
                                                             ----
                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01. Certain Defined Terms.....................   3
     Section 1.02. Computation of Time Periods...............  38
     Section 1.03. Accounting Terms..........................  38


                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES
                           AND THE LETTERS OF CREDIT

     Section 2.01. The Advances..............................  38
     Section 2.02. Making the Advances.......................  43
     Section 2.03. Repayment.................................  45
     Section 2.04. Termination or Reduction of the
                     Commitments.............................  48
     Section 2.05. Prepayments...............................  49
     Section 2.06. Interest..................................  53
     Section 2.07. Fees......................................  54
     Section 2.08. Conversion and Continuation of Advances...  55
     Section 2.09. Increased Costs, Illegality, Etc..........  56
     Section 2.10. Payments and Computations.................  58
     Section 2.11. Taxes.....................................  60
     Section 2.12. Sharing of Payments, Etc..................  63
     Section 2.13. Letters of Credit.........................  64
     Section 2.14. Assumption................................  69
     Section 2.15. Replacement of Lender.....................  69

                                                             Page
                                                             ----
                                  ARTICLE III
                             CONDITIONS OF LENDING

     Section 3.01. Documentary Conditions Precedent to
                     Initial Borrowing.......................  71
     Section 3.02. Additional Conditions Precedent to
                     Initial Borrowing.......................  76
     Section 3.03. Conditions Precedent to Initial AMLP
                     Borrowing...............................  76
     Section 3.04. Conditions Precedent to Initial Terra
                     Facility C Borrowing....................  77
     Section 3.05. Conditions Precedent to Each Borrowing
                     and Issuance............................  77
     Section 3.06. Determinations Under Sections 3.01 and
                     3.02....................................  77

                                 ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     Section 4.01. Representations and Warranties of the
                     Company.................................  78


                                   ARTICLE V
                               COVENANTS OF TERRA

     Section 5.01. Affirmative Covenants.....................  85
     Section 5.02. Negative Covenants........................  91
     Section 5.03. Reporting Requirements....................  99
     Section 5.04. Financial Covenants....................... 104


                                   ARTICLE VI
                               EVENTS OF DEFAULT

     Section 6.01. Events of Default......................... 105
     Section 6.02. Actions in Respect of the Letters of
                     Credit Upon Default..................... 109



                                      (ii)

                                                              Page
                                                              ----
                                  ARTICLE VII
                                   THE AGENT

     Section 7.01. Authorization and Action..................  110
     Section 7.02. Agent's Reliance, Etc.....................  110
     Section 7.03. Citibank and Affiliates...................  111
     Section 7.04. Lender Credit Decision....................  111
     Section 7.05. Indemnification...........................  112
     Section 7.06. Collateral Duties.........................  112
     Section 7.07. Successor Agent...........................  113


                                  ARTICLE VIII
                                 THE GUARANTEE

     Section 8.01. The Guarantee.............................  114
     Section 8.02. Obligations Unconditional.................  115
     Section 8.03. Reinstatement.............................  116
     Section 8.04. Subrogation...............................  116
     Section 8.05. Remedies..................................  117
     Section 8.06. Instrument for the Payment of Money.......  117
     Section 8.07. Continuing Guarantee......................  117
     Section 8.09. General Limitation on Guarantee
                     Obligations.............................  118



                                 ARTICLE IX
                                 MISCELLANEOUS

     Section 9.01. Amendments, Consents, Etc.................  119
     Section 9.02. Notices, Etc..............................  120
     Section 9.03. No Waiver; Remedies.......................  121
     Section 9.04. Costs, Expenses and Indemnification.......  121
     Section 9.05. Right of Setoff...........................  123
     Section 9.06. Governing Law; Submission to
                     Jurisdiction............................  124
     Section 9.07. Assignments and Participations............  124
     Section 9.08. Execution in Counterparts.................  128
     Section 9.09. No Liability of the Issuing Banks.........  128
     Section 9.10. Confidentiality...........................  129
     Section 9.11. WAIVER OF JURY TRIAL......................  129


                                     (iii)

                                                              Page
                                                              ----

     Section 9.12. Survival..................................  129
     Section 9.13. Captions..................................  130
     Section 9.14. Successors and Assigns....................  130




                                      (iv)

                                   SCHEDULES
                                   ---------

SCHEDULE 2.01           List of Commitments and Lending
                          Offices
SCHEDULE 3.01(d)        Terminated Facilities
SCHEDULE 3.01(g)(iv)    List of Good Standing Jurisdictions
SCHEDULE 4.01(b)        Subsidiaries
SCHEDULE 4.01(c)        List of Conflicts with Credit Instruments
SCHEDULE 4.01(d)        List of Required Authorizations, Consents
SCHEDULE 4.01(j)        Plans and Multiemployer Plans
SCHEDULE 4.01(q)        Environmental Compliance Schedule
SCHEDULE 4.01(u)        Open Tax Years
SCHEDULE 4.01(y)        Existing Debt
SCHEDULE 5.02(a)(iii)   Existing Liens
SCHEDULE 5.02(f)        Existing Investments
SCHEDULE 5.03(j)        UCC Filings


                                    EXHIBITS
                                    --------

EXHIBIT A-1         Form of Terra Facilities Note
EXHIBIT A-2         Form of Terra Facility B Note
EXHIBIT A-3         Form of AMLP Facilities Note
EXHIBIT B-1         Form of Holdings Pledge Agreement
EXHIBIT B-2         Form of Terra Capital Pledge Agreement
EXHIBIT B-3         Form of Subsidiary Pledge and
                      Security Agreement
EXHIBIT B-4         Form of AMLP Pledge and Security Agreement
EXHIBIT C           Form of Notice of Borrowing
EXHIBIT D           Form of Opinion of Special Counsel
                      for the Obligors
EXHIBIT E           Form of Loan Purchase Agreement
EXHIBIT F           Form of Assignment and Acceptance
EXHIBIT G           Provisions Relating to Certain Investments


                                      (v)

                                CREDIT AGREEMENT

          CREDIT AGREEMENT dated as of October 20, 1994 among:

     (1)  TERRA INDUSTRIES INC., a Maryland corporation ("Terra");

     (2) TERRA CAPITAL, INC., a Delaware corporation and wholly owned subsidiary of Terra Capital Holdings ("Terra Capital");

     (3) AGRICULTURAL MINERALS, LIMITED PARTNERSHIP, a Delaware limited partnership and indirect subsidiary of AMC, the name of which will hereafter be changed to Terra Nitrogen, Limited Partnership ("AMLP");

     (4) each of the corporations listed on the signature pages hereof under the caption "TERRA AND AMLP GUARANTORS";

     (5) each of the lenders (the "Initial Lenders") listed on the signature pages hereof; and

     (6) CITIBANK, N.A., as agent (together with its successor in such capacity appointed pursuant to Article VII, the "Agent") for the Lenders and the Issuing Banks hereunder.


                            PRELIMINARY STATEMENTS:

          (1) Terra, AMCI Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Terra ("Acquisition Corp."), and Agricultural Minerals and Chemicals Inc., a Delaware corporation ("AMCI"), are parties to the Merger Agreement dated as of August 8, 1994 (as from time to time amended, the "Merger Agreement") providing, on the terms and conditions set forth therein, for the merger of Acquisition Corp. with and into AMCI (the "Initial Merger"), with AMCI being the corporation surviving the Initial Merger.

          (2) Immediately after the consummation of the Initial Merger, (a) Terra will contribute to AMCI all of the issued and



                               Credit Agreement
                               ----------------
outstanding capital stock of Terra International, Inc., a Delaware corporation ("TI"); (b) AMCI will merge (the "Second Merger" and, collectively with the Initial Merger, the "Merger") with and into Terra, with Terra being the corporation surviving the Second Merger; (c) Terra will have formed Terra Capital Holdings, Inc. as a Delaware corporation and a wholly owned Subsidiary of Terra ("Terra Capital Holdings"); (d) Terra Capital Holdings will have formed Terra Capital as a Delaware corporation and a wholly owned Subsidiary of Terra Capital Holdings; and (e) Terra will contribute to Terra Capital Holdings, and Terra Capital Holdings will thereupon contribute to Terra Capital, all of the issued and outstanding capital stock of Agricultural Minerals Corporation, a Delaware corporation, the name of which will hereafter be changed to Terra Nitrogen Corporation ("AMC"), BMC Holdings Inc., a Delaware corporation ("BMCH"), and TI (the Merger and the other transactions referred to above being herein collectively called the "Transactions").

          (3) Terra has asked the Lenders to make available credit to finance the consummation of the Initial Merger, to pay fees and expenses in connection with the Transactions, to repurchase or refinance certain outstanding indebtedness and to provide for the ongoing working capital needs of Terra Capital and certain subsidiaries, all on the terms and conditions provided herein, and AMLP has asked the Lenders to make available credit to refinance certain outstanding indebtedness and to provide for its ongoing working capital needs, all on the terms and conditions provided herein.

          (4) The Obligors, the Lenders, the Issuing Banks and the Agent have entered into this Agreement pursuant to which (a) the Lenders propose to make advances to, and the Issuing Banks propose to issue letters of credit for account of, Terra and Terra Capital and certain subsidiaries thereof, (b) the Lenders propose to make advances to, and the Issuing Banks propose to issue letters of credit for account of, AMLP and certain of its subsidiaries, (c) each Terra Guarantor will guarantee the credit so extended to Terra Capital, (d) each AMLP Guarantor will guarantee the credit so extended to AMLP and (e) certain Obligors will agree to execute and deliver pledge agreements and security agreements providing for security



                               Credit Agreement
                               ----------------
interests and liens to be granted by such Obligors on certain of their respective properties as collateral security for the obligations of such Obligors to the Lenders, the Issuing Banks and the Agent hereunder, all on and subject to the terms and conditions of this Agreement.

          (5) Each of the Obligors expects to derive benefit, directly or indirectly, from the credit so extended, both in its separate capacity and as a member of the Consolidated Group, since the successful operation of each of such Obligors is dependent on the continued successful performance of the functions of the Consolidated Group as a whole.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                 ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          Section 1.01.  Certain Defined Terms.   As used in this Agreement, the
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquisition Amount" means, for any fiscal year of Terra, $15,000,000; provided, that the Acquisition Amount for any such fiscal year shall automatically be increased to $50,000,000 from and after the Trigger Date.

          "Acquisition Corp." has the meaning specified in the Preliminary Statements.

          "Advance" means any Terra Advance or AMLP Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling",


                               Credit Agreement
                               ----------------

     "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the voting stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.

          "Agent" has the meaning specified in the recital of parties to this Agreement.

          "Agent's Account" means the account of the Agent maintained by the Agent at its office at 1 Court Square, Long Island City, New York 11120, Account No. 368-52248, Attention: Robert Alto, or such other account maintained by the Agent as may be designated by the Agent in a written notice to the Lenders, each Issuing Bank and the Borrowers.

          "Allowance for Projected Common Dividends" means, for purposes of the definition of "Specified Payments", the following respective amounts for the following respective fiscal years of Terra:

             Fiscal Year                             Allowance
             -----------                             ---------

             1995                                   $10,000,000
             1996                                   $13,000,000
             1997                                   $17,000,000
             1998                                   $20,000,000
             1999 and each
                  fiscal year
                  thereafter                        $23,000,000

          "Allowance for Working Capital Increases/Decreases" means, for purposes of the definition of "Excess Cash Flow", the following respective amounts for the following respective fiscal years of Terra:

             Fiscal Year                             Allowance
             -----------                             ---------

             1995                                   $15,000,000
             1996                                   $25,000,000


                               Credit Agreement
                               ----------------

               1997                $25,000,000
               1998 and each
                    fiscal year
                    thereafter     $30,000,000

          "AMC" has the meaning specified in the Preliminary Statements.

          "AMCI" has the meaning specified in the Preliminary Statements.

          "AMCI Change of Control Redemption" means the redemption by Terra of the AMCI Senior Notes pursuant to Section 4.11 of the AMCI Senior Note Indenture.

          "AMCI Senior Note Indenture" means the Indenture dated as of October 15, 1993 between AMCI and Society National Bank, as Trustee, providing for the issuance of the AMCI Senior Notes, as from time to time amended.

          "AMCI Senior Notes" mean the 10-3/4% senior notes of AMCI due 2003 issued pursuant to the AMCI Senior Note Indenture.

          "AMLP" has the meaning specified in the recital of parties to this Agreement.

          "AMLP Advance" means an AMLP Facility A Advance or an AMLP Facility B Advance, "AMLP Borrowing" means an AMLP Facility A Borrowing or an AMLP Facility B Borrowing, "AMLP Commitment" means an AMLP Facility A Commitment or an AMLP Facility B Commitment, "AMLP Facility" means AMLP Facility A or AMLP Facility B, and "AMLP Note" means an AMLP Facilities Note.

          "AMLP Facilities Note" means a promissory note of AMLP payable to the order of a Lender, in substantially the form of Exhibit A-3, as from time to time amended.

          "AMLP Facility A" means the term credit facility provided hereunder in respect of the AMLP Facility A


                               Credit Agreement
                               ----------------

     Commitments, "AMLP Facility A Advance" means an Advance pursuant to Section 2.01(f), "AMLP Facility A Borrowing" means a borrowing consisting of simultaneous AMLP Facility A Advances of the same Type, and "AMLP Facility A Commitment" has the meaning specified in Section 2.01(f).

          "AMLP Facility A Principal Payment Date" means the Quarterly Date occurring in October, 1999.

          "AMLP Facility B" means the revolving credit facility provided hereunder in respect of the AMLP Facility B Commitments, "AMLP Facility B Advance" means an Advance pursuant to Section 2.01(g), "AMLP Facility B Borrowing" means a borrowing consisting of simultaneous AMLP Facility B Advances of the same Type, and "AMLP Facility B Commitment" has the meaning specified in Section 2.01(g).

          "AMLP Facility B Commitment Termination Date" means the earlier of (a) the date five years after the Closing Date (provided, that if such day is not a Business Day, the AMLP Facility B Commitment Termination Date shall be the immediately preceding Business Day), and (b) the termination or cancellation of the AMLP Facility B Commitments pursuant to the terms of this Agreement.

          "AMLP Guaranteed Obligations" has the meaning specified in Section 8.01(b).

          "AMLP Guarantors" means Terra, Terra Capital Holdings, Terra Capital, AMC, BMCH and BMC.

          "AMLP L/C Cash Collateral Account" means the "AMLP L/C Cash Collateral Account" under the AMLP Pledge and Security Agreement.

          "AMLP Letter of Credit" means a letter of credit issued by an Issuing Bank for account of AMLP or any of its Subsidiaries pursuant to Section 2.13(a).

          "AMLP Letter of Credit Commitment" means, with respect to any Issuing Bank at any time, the amount set forth


                               Credit Agreement
                               ----------------
     opposite such Issuing Bank's name on Schedule 2.01 under the caption "AMLP Letter of Credit Commitment", as such amount may be reduced pursuant to
     Section 2.04.

          "AMLP Letter of Credit Liability" means, as of any date, all of the liabilities of AMLP to the Issuing Banks in respect of AMLP Letters of Credit, whether such liability is contingent or fixed, and shall consist of the sum of (a) the aggregate Available Amount of all AMLP Letters of Credit then outstanding, plus (b) the aggregate amount that has then been paid by, and has not been reimbursed to, any Issuing Bank under AMLP Letters of Credit.

          "AMLP Letter of Credit Sublimit" means $15,000,000.

          "AMLP Obligors" mean AMLP and the AMLP Guarantors.

          "AMLP Pledge and Security Agreement" means a Pledge and Security Agreement in substantially the form of Exhibit B-4 between AMLP and the Agent, as from time to time amended.

          "Applicable Commitment Fee Rate" means 0.50% per annum; provided, that, if for any Rolling Period ending after the first anniversary of the Closing Date the Debt to Cash Flow Ratio for such Rolling Period shall be less than or equal to 2.50 to 1, then, subject to the delivery to the Agent of a certificate of the Senior Financial Officer demonstrating the same prior to the end of the next succeeding fiscal quarter, the "Applicable Commitment Fee Rate" shall be reduced to 0.375% per annum during the period commencing on the Quarterly Date on or immediately following the date of the Agent's receipt of such certificate until the next succeeding Quarterly Date thereafter.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Letter of Credit Fee Rate" means, at any time, a rate per annum equal to the Applicable Margin for


                               Credit Agreement
                               ----------------

     Eurodollar Rate Advances (other than Terra Facility B Advances) in effect at such time.

          "Applicable Margin" means, (a) (i) with respect to all Base Rate Advances (other than Terra Facility B Advances), 1.00% per annum and (ii) with respect to all Eurodollar Rate Advances (other than Terra Facility B Advances), 2.00% per annum; provided, that if the principal of and interest on the Terra Facility D Advances shall be paid in full prior to the first anniversary of the Closing Date, the Applicable Margin with respect to all Base Rate Advances and Eurodollar Rate Advances (in each case other than Terra Facility B Advances) shall, from the date of such payment in full, until the first anniversary of the Closing Date, be 0.50% per annum (in the case of such Base Rate Advances) and 1.50% per annum (in the case of such Eurodollar Rate Advances); and provided, further, that if for any Rolling Period ending after the first anniversary of the Closing Date the Debt to Cash Flow Ratio for such Rolling Period shall be within any of the ranges specified in the schedule below, then, subject to the delivery to the Agent of a certificate of the Senior Financial Officer demonstrating the same prior to the end of the next succeeding fiscal quarter, the "Applicable Margin" shall be reduced to the percentage per annum for the respective Type of Advance set forth opposite the reference to such range in such schedule during the period commencing on the Quarterly Date on or immediately following the date of the Agent's receipt of such certificate until the next succeeding Quarterly Date thereafter:

                                               Applicable Margin (% p.a.)
                                              ----------------------------

        Range of Debt                         Base Rate   Eurodollar Rate
     to Cash Flow Ratio                       Advances       Advances
     ------------------                       ---------   ---------------

     Greater than 3.00 to 1                     1.00%          2.00%

     Less than or equal to
       3.00 to 1 and greater
       than 2.50 to 1                           0.50%          1.50%


                               Credit Agreement
                               ----------------

     Less than or equal to
       2.50 to 1 and greater
       than 2.00 to 1                        0.25%               1.25%

     Less than or equal to
       2.00 to 1                             0.00%               1.00%

          (b) with respect to Terra Facility B Advances (i) that are Base Rate Advances, 1.50% per annum and (ii) that are Eurodollar Rate Advances, 2.50% per annum.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in accordance with Section 9.07 and in substantially the form of Exhibit F.

          "Assumption Time" has the meaning set forth in Section 2.14.

          "Available Amount" of any Letter of Credit means the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing specified therein).

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

               (b)  0.50% per annum above the Federal Funds Rate; and

               (c) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.50% per annum plus
          (ii) the rate obtained by dividing (x) the latest three-week moving average of


                               Credit Agreement
                               ----------------
          secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money center banks, such three-week moving average (adjusted to the bases of a year of 360 days) being determined weekly on each Monday (or, if such date is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank by (y) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month Dollar non-personal time deposits in the United States plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment rate payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States.

     Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(i).

          "BMC" means Beaumont Methanol Corporation, a Delaware corporation and a wholly owned Subsidiary of BMCH.


                               Credit Agreement
                               ----------------

          "BMCH" has the meaning specified in the Preliminary Statements.

          "Borrower" means each of the Company and AMLP; provided, that when reference is made in this Agreement or in any other Loan Document to the "relevant" Borrower in connection with any Facility, such reference shall be deemed to refer (a) in the case of any Terra Facility, to the Company, and (b) in the case of any AMLP Facility, to AMLP.

          "Borrower's Account" means (a) in the case of the Company, the account of the Company maintained with Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 4065-6098, and (b) in the case of AMLP, the account of AMLP maintained with Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 4065-6071; or, in either case, such other account maintained by the relevant Borrower with Citibank and designated by such Borrower in a written notice to the Agent.

          "Borrowing" means a Terra Borrowing or an AMLP Borrowing.

          "Business Day" means a day on which banks are not required or authorized to close in New York City and, if such Business Day relates to a Eurodollar Rate Advance, on which dealings are carried on in the London interbank market.

          "Capital Expenditures" means, for any period with respect to any Person, the sum of all expenditures during such period (whether paid in cash or accrued as liabilities during such period) that, in conformity with GAAP, are required to be included in or reflected on the balance sheet of such Person in respect of equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, plus (without duplication) the amount of expenditures deemed to be made in connection with equipment that is purchased simultaneously with the trade-in of existing equipment owned by such Person


                               Credit Agreement
                               ----------------
     to the extent the gross amount of the purchase price of such purchased equipment exceeds the fair market value (as determined in good faith by such Person) of the equipment then being traded in, but excluding expenditures made in connection with the replacement or restoration of assets to the extent such replacement or restoration is financed from insurance proceeds paid on account of loss or damage to the assets so replaced or restored.

          "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash Interest Expense" means, with respect to Terra and its Subsidiaries on a Consolidated basis, for any period (without duplication), interest expense net of interest income, whether paid or accrued (including the interest component of Capital Lease Obligations), on all Debt of Terra and its Subsidiaries on a Consolidated basis for such period, including, without limitation, (a) interest expense in respect of the Advances, (b) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, any Letter of Credit) and (c) the net payment, if any, payable in connection with any Hedge Agreement; excluding, in each case, interest not payable in cash (including, without limitation, amortization of original issue discount and the interest portion of any deferred payment obligation); all as determined in accordance with GAAP for such period.

          "Casualty Event" means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.


                               Credit Agreement
                               ----------------

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "Change in Non-Cash Working Capital" means, for any period, the non-cash working capital of Terra and its Subsidiaries on a Consolidated basis as at the last day of such period minus the non-cash working capital of Terra and its Subsidiaries on a Consolidated basis as at the first day of such period (which difference may be positive or negative), but excluding in each case customer deposits and prepayments.

          "Citibank" means Citibank, N.A., a national banking association.

          "Closing Date" means the date of the initial Advances hereunder.

          "Collateral" means all "Collateral" referred to in the Security Documents and all other property that is subject to any Lien created by any Security Document in favor of the Agent, the Lenders and the Issuing Banks.

          "Commitment" means a Terra Commitment or an AMLP Commitment.

          "Company" means (a) prior to the Assumption Time, Terra and (b) from and after the Assumption Time, Terra Capital.

          "Confidential Information" means information identified as such that Terra or any of its Subsidiaries furnishes to the Agent, any Issuing Bank or any Lender, but does not include any such information once such information has become generally available to the public or once such information has become available to the Agent, any Issuing Bank or any Lender from a source other than Terra and its Subsidiaries (unless, in either case, such information becomes so available as a result of the breach by the Agent, an Issuing Bank or a Lender of its duty of confidentiality set forth in Section 9.10).


                               Credit Agreement
                               ----------------

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Consolidated Group" means, collectively, Terra and its Consolidated Subsidiaries, and a "member" of the Consolidated Group means Terra or any such Subsidiary.

          "Continuation", "Continue" and "Continued" each refers to a continuation of Eurodollar Rate Advances from one Interest Period to the next Interest Period pursuant to Section 2.08.

          "Conversion", "Convert" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section
     2.08 or 2.09.

          "Credit Parties" means Terra, Terra Capital Holdings, Terra Capital, AMCI, AMC, AMLP, BMCH, BMC and TI; provided, that after the Assumption Time, any reference herein to AMCI as a "Credit Party" shall be a reference to Terra as the successor thereto.

          "Current Assets" of any Person means, on any date, all assets of such Person on such date that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

          "Current Liabilities" of any Person, on any date, means the following (determined in accordance with GAAP): (a) all Debt (other than Funded
     Debt) of such Person on such date, (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and
     (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person on such date; provided, that the term "Current Liabilities" shall not include Obligations under Hedge Agreements.


                               Credit Agreement
                               ----------------

          "Debt" of any Person means (without duplication): (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than any trade payable having a tenor of not more than 365 days, or any like item arising from the purchase of equipment or services having a tenor of not more than 90 days, in each case incurred in the ordinary course of business and on normal business terms and in each case not overdue by more than 30 days, and other than any Obligations in respect of letters of credit supporting any such trade payable or like item), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and Major Operating Lease Obligations of such Person, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities (other than Obligations in respect of letters of credit referred to in clause (b) of this definition), (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Redeemable capital stock, which Obligations shall be valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through
     (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay


                               Credit Agreement
                               ----------------
     for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          "Debt to Capital Ratio" means, on any date, the ratio of (i) Funded Debt of Terra and its Subsidiaries on a Consolidated basis on such date to
     (ii) Total Capital of Terra and its Subsidiaries on a Consolidated basis on such date.

          "Debt to Cash Flow Ratio" means, for any period, the ratio of (i) Funded Debt of Terra and its Subsidiaries on a Consolidated basis as of the last day of such period to (ii) EBITDA of Terra and its Subsidiaries on a Consolidated basis for such period.

          "Default" means any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by Terra or any of its Subsidiaries, but excluding any sale, assignment, transfer or other disposition of any property (i) sold or disposed of in the ordinary course of business and on ordinary business terms, or (ii) by any Obligor to another Obligor or by any Obligor to a wholly owned Subsidiary of an Obligor, or (iii) that consists of outmoded or obsolete items, provided, that the aggregate value of all such excluded outmoded or obsolete items with a value of $1,000,000 or more each shall not exceed $10,000,000.


                               Credit Agreement
                               ----------------

          "Dividend Payments" means dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of Terra Capital or Terra or of any warrants, options or other rights to acquire the same (or to make any payment to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of Terra, Terra Capital or any of their Subsidiaries, other than any such payment made in the ordinary course of business of such Person in connection with an executive compensation plan approved by the Board of Directors of such Person), but excluding dividends payable solely in shares of common stock of Terra or Terra Capital.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule 2.01 or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Agent.

          "EBITDA" means the following, determined in accordance with GAAP for Terra and its Subsidiaries on a Consolidated basis, for any period: net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense and (c) depreciation expense, amortization expense and other non-cash charges deducted in arriving at such net income (or loss).

          "Eligible Assignee" means (a) any other Lender or any affiliate of any Lender; (b) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (c) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth in excess of $100,000,000; (d) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary


                               Credit Agreement
                               ----------------

     Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (d); (e) the central bank of any country that is a member of the OECD; (f) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $100,000,000; and (g) any other Person (other than an Affiliate of the Company) approved by the Agent and the Company, such approval of the Company not to be unreasonably withheld or delayed.

          "Environmental Action" means any administrative, regulatory or judicial suit, demand, demand letter, claim, notice of non-compliance or violation, consent order or consent agreement relating in any way to any violation of or liability under any Environmental Law or any Environmental Permit, including without limitation (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment and (c) any notice by any governmental or regulatory authority alleging that Terra or any of its Subsidiaries is or may be responsible for, or is a potentially responsible party with respect to, any cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law.

          "Environmental Law" means any federal, state or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of Hazardous


                               Credit Agreement
                               ----------------

     Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act and the Federal Insecticide, Fungicide and Rodenticide Act, in each case, as amended from time to time.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "Equity Issuance" means (a) any issuance or sale by Terra or any of its Subsidiaries after the Closing Date of (i) any capital stock (including, without limitation, New Terra Equity), (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of Terra or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of Terra issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in Terra or any of its Subsidiaries or (b) the receipt by Terra or any of its Subsidiaries after the Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided, that the term "Equity Issuance" shall not include (x) any such issuance or sale by any Subsidiary of Terra to Terra or to any wholly owned Subsidiary of Terra or (y) any capital contribution by Terra or any wholly owned Subsidiary of Terra to any Subsidiary of Terra.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such


                               Credit Agreement
                               ----------------

     Person, within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

          "ERISA Event" with respect to any Person means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived pursuant to regulations under Section 4043 of ERISA and excluding a reportable event under Section 4043(b)(7) of ERISA; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(c) of ERISA as a distress termination; (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in
     Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
     (e) the satisfaction of the conditions set forth in Sections 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of such Person or any ERISA Affiliate for failure to make a required payment to a Plan; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on


                               Credit Agreement
                               ----------------

     Schedule 2.01 or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Agent.

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at approximately 5:00 P.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing (determined without giving effect to any assignments or participations by such Reference Bank) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for each Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

          "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(ii).

          "Eurodollar Rate Reserve Percentage" for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing means the reserve percentage (if any) applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve



                               Credit Agreement
                               ----------------
     requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.

          "Excess Cash Flow" means, for any fiscal year of Terra, determined in accordance with GAAP for Terra and its Subsidiaries on a Consolidated basis:

               (a) EBITDA for such fiscal year, minus

               (b) the sum of

                    (i) Cash Interest Expense plus

                    (ii) minority interest payments for such fiscal year, plus

                    (iii) the aggregate amount of Capital Expenditures made by
               Terra or any of its Subsidiaries during such fiscal year (but not exceeding the amount permitted to be made in such fiscal year pursuant to Section 5.02(h)) plus (or, if negative, minus)

                    (iv) the Change in Non-Cash Working Capital (but not
               exceeding the applicable Allowance for Working Capital Increase/Decreases) for such fiscal year, plus

                    (v) the aggregate amount of Specified Payments in such
               fiscal year plus


                               Credit Agreement
                               ----------------

                    (vi) scheduled payments of principal of Debt of Terra and
               its Subsidiaries in such fiscal year plus

                    (vii) cash taxes paid by Terra and its Subsidiaries in such fiscal year.

          "Excluded Period" means, with respect to any additional amount payable under Section 2.09 or 2.13, the period ending 120 days prior to the applicable Lender's delivery of a certificate referenced in Section 2.09(a), 2.09(b) or 2.13(d), as applicable, with respect to such additional amount.

          "Facility" means a Terra Facility or an AMLP Facility.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means the letter agreement dated August 25, 1994 between Terra and Citibank.

          "Funded Debt" of any Person means, on any date, the sum (determined without duplication) of: (a) all Debt of such Person that would be listed as long-term debt (including Capital Lease Obligations and Major Operating Lease Obligations) of such Person on a balance sheet of such Person prepared in accordance with GAAP (including, without limitation, the current portion of such Debt), plus (b) the aggregate principal amount of all Advances outstanding under Terra Facility E and AMLP Facility B, plus
     (c) the aggregate


                               Credit Agreement
                               ----------------
     amount of all Letters of Credit to the extent of unreimbursed drawings thereunder; provided, that the term "Funded Debt" shall include letters of credit issued in connection with the insurance program of Terra and its Subsidiaries only to the extent of unreimbursed drawings thereunder; and provided, further, that the term "Funded Debt" shall not include Obligations under Hedge Agreements.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of, and used in, the preparation of the audited financial statements referred to in Section 4.01(f).

          "Grower Notes Receivable" means notes receivable that arise from the sale of chemicals, fertilizers or similar products or services to dealers or growers, and, in the case of growers, receivables that arise from advances to pay expenses of such growers incurred in the production of crops.

          "Guaranteed Obligations" means the Terra Guaranteed Obligations and the AMLP Guaranteed Obligations.

          "Guarantors" means the Terra Guarantors and the AMLP Guarantors.

          "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

          "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option


                               Credit Agreement
                               ----------------
     contracts, commodity future or option agreements and other similar agreements designed to hedge against fluctuations in interest rates, foreign exchange rates or commodity prices, including, without limitation, the Methanol Hedging Agreement.

          "Holdings Pledge Agreement" means a Pledge Agreement in substantially the form of Exhibit B-1 hereto between Terra Capital Holdings and the Agent, as from time to time amended.

          "Immaterial Subsidiary" means, as of any date of determination, any Subsidiary of Terra with not more than $500,000 of assets on such date nor more than $100,000 of gross income for the fiscal year of Terra ended on or most recently ended prior to such date.

          "Indemnified Party" has the meaning specified in Section 9.04(b).

          "Initial Lenders" has the meaning specified in the recital of the parties to this Agreement.

          "Initial Merger" has the meaning specified in the Preliminary Statements.

          "Initial Merger Date" means the date of consummation of the Initial Merger.

          "Insufficiency" means, with respect to any Plan at any time, the amount, if any, by which the "accumulated benefit obligation" (as defined in Statement of Financial Accounting Standards 87) exceeds the fair market value of the assets of such Plan as of the date of the most recent actuarial valuation for such Plan, calculated using the actuarial methods, factors and assumptions used in such valuation.

          "Interest Coverage Ratio" means, for any Rolling Period for which such ratio is to be determined, the ratio of (i) EBITDA of Terra and its Subsidiaries for the immediately



                               Credit Agreement
                               ----------------
     preceding Rolling Period to (ii) Cash Interest Expense for the Rolling Period for which such ratio is to be determined.

          "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the relevant Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the relevant Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, three or six months, as the relevant Borrower may, upon notice received by the Agent not later than 10:00 A.M. (New York City time) on the second Business Day prior to the first day of such Interest Period, select; provided, that:

               (a) a Borrower may not select any Interest Period that ends after any Principal Payment Date for a Facility relating to such Borrower unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and Eurodollar Rate Advances under such Facility having Interest Periods that end on or prior to such Principal Payment Date shall be at least equal to the principal amount of Advances under such Facility due and payable on or prior to such Principal Payment Date;

               (b) no Interest Period for any Working Capital Advance may end after the Commitment Termination Date for the relevant Facility;

               (c) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (d) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be



                               Credit Agreement
                               ----------------
          extended to occur on the next succeeding Business Day, provided, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (e) whenever the first day of any Interest Period occurs on the last day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month), such Interest Period shall end on the last Business Day of the appropriate subsequent calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, (a) any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (i) and (j) of the definition of "Debt" in respect of such Person, (b) the acquisition of all or substantially all of the assets of such Person or of any division of such Person, and (c) any merger of or consolidation with such Person.

          "Issuing Bank" means each Lender specified on the signature pages hereof as an "Issuing Bank", together with its successors in such capacity.

          "L/C Cash Collateral Account" means the Terra L/C Cash Collateral Account and the AMLP L/C Cash Collateral Account.

          "L/C Related Documents" has the meaning specified in Section 2.13(e).


                               Credit Agreement
                               ----------------

          "Lenders" means the Initial Lenders listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 9.07. When reference is made in this Agreement or any other Loan Document to any "relevant" Lender in connection with any Facility, such reference shall be deemed to refer to a Lender that has a Commitment or that has outstanding Advances under such Facility.

          "Letter of Credit Commitment" means the Terra Letter of Credit Commitment or the AMLP Letter of Credit Commitment, "Letter of Credit Liability" means a Terra Letter of Credit Liability or an AMLP Letter of Credit Liability, and "Letter of Credit Sublimit" means the Terra Letter of Credit Sublimit or the AMLP Letter of Credit Sublimit.

          "Letters of Credit" has the meaning specified in Section 2.13(a).

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means, collectively, this Agreement, the Notes, the Security Documents and the Loan Purchase Agreement.

          "Loan Purchase Agreement" means an agreement between the Agent and Terra in substantially the form of Exhibit E, as from time to time amended.

          "Major Operating Lease Obligations" means, for any Person, all obligations of such Person under an operating lease to pay required termination payments or like payments in an amount exceeding $7,000,000 and in an amount at least equal to 75% of the original acquisition cost of the leased property under such operating lease.


                               Credit Agreement
                               ----------------

          "Margin Stock" has the meaning specified in Regulations G, U and X.

          "Material Adverse Change" means, with respect to any Person, any material adverse change in the business, assets, operations, properties or financial condition of such Person and its Subsidiaries taken as a whole, or any material adverse change in the contingent liabilities of such Person which could reasonably be expected to result in any of the foregoing, other than any of the foregoing resulting solely from a general economic change in the industry of such Person and its Subsidiaries.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, properties or financial condition of Terra and its Subsidiaries taken as a whole, or a material adverse effect on the contingent liabilities of such Person which could reasonably be expected to result in any of the foregoing, (b) the rights and remedies of the Agent, any Issuing Bank or any Lender under any Loan Document or (c) the ability of any Obligor to perform its Obligations under any Loan Document to which it is or is to be a party.

          "Material Contract" means:

               (A)  each Hedge Agreement;

               (B) each contract to which Terra or any of its Subsidiaries is a party (a "Specified Party") that (a) provides for the provision of goods or services by the Specified Party or the receipt of goods or services by the Specified Party, (b) has a term of more than one year (unless such contract may be cancelled at the sole option of another Person party to such contract), (c) involves the payment or receipt by the Specified Party of consideration having a fair market value in excess of $1,000,000 in any fiscal year of Terra and (d) provides for either: (i) the provision of goods or services to another Person that is obligated to purchase from the Specified Party a specified quantity



                               Credit Agreement
                               ----------------
          of such goods or services (but only to the extent that, if such other Person did not purchase such quantity of such goods or services, the Specified Party would not be readily able to sell such goods or services at a price equal to or higher than the price set in such contract) or (ii) the receipt of goods or services from another Person that is obligated to supply to the Specified Party a specified quantity of such goods or services (but only to the extent that, if such other Person did not supply such quantity of such goods or services, the Specified Party would not be readily able to purchase such goods or services at a price less than or equal to the price set in such contract); and

               (C) each contract to which Terra or any of its Subsidiaries is a party that, if such contract were to be terminated or the obligations of any other Person party to such contract were to fail to be in full force and effect, could reasonably be expected, either individually or in the aggregate with any other such event, to have a Material Adverse Effect.

          "Material Subsidiary" means any Subsidiary of Terra other than an Immaterial Subsidiary.

          "Merger" has the meaning specified in the Preliminary Statements.

          "Merger Agreement" has the meaning specified in the Preliminary Statements.

          "Methanol Hedging Agreement" means the Methanol Hedging Agreement dated as of the Closing Date between BMC and Morgan Stanley Leveraged Equity Fund II, as Agent, as from time to time amended.

          "Minorco" means Minorco, a Luxembourg corporation, and its successors.

          "Minorco USA" means Minorco (U.S.A.) Inc., a Colorado corporation, and its successors.


                               Credit Agreement
                               ----------------

          "Minorco USA Put Option Agreement" means the Put Option Agreement dated as of August 8, 1994 between Terra and Minorco USA, as from time to time amended.

          "Multiemployer Plan" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates has or would have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Net Available Proceeds" means:

               (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

               (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by Terra and its Subsidiaries (and, in the case of business interruption insurance, not contractually required to be paid over to Morgan Stanley Leveraged Equity Fund II, as agent, or its successors or assigns) in respect of such Casualty Event net of (A) reasonable expenses incurred by Terra and its Subsidiaries in connection therewith, (B) contractually required repayments of Indebtedness to the extent secured by a Lien on the property suffering such Casualty Event and any income and transfer taxes payable by Terra or any of its Subsidiaries in respect of such Casualty Event and



                               Credit Agreement
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

          (C) amounts promptly applied or set aside to the repair or replacement of the property suffering such Casualty Event; provided, that the proceeds of business interruption insurance shall not be deemed to be Net Available Proceeds for purposes of this clause (ii) if and to the extent they are otherwise included in the calculation of Excess Cash Flow for the relevant period;

               (iii) in the case of any Equity Issuance, the aggregate amount of all cash received by Terra and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses (including reasonable registration fees, underwriting fees and discounts and similar expenses) incurred by Terra and its Subsidiaries in connection therewith; and

               (iv) in the case of any issuance of any New Terra Debt, the aggregate amount of all cash received by Terra and its Subsidiaries in respect thereof net of reasonable expenses incurred by Terra and its Subsidiaries in connection therewith.

          "Net Cash Payments" means, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by Terra and its Subsidiaries directly or indirectly in connection with such Disposition; provided, that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other reasonable fees and expenses (including reasonable expenses of preparing the relevant property for sale) paid by Terra and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated in good faith to be payable by Terra and its Subsidiaries as a result of such Disposition and (b) Net Cash Payments shall be net of any repayments by Terra or any of its Subsidiaries of Debt to the extent that (i) such Debt is secured by a Lien on the property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such property requires that such


                               Credit Agreement
                               ----------------

     Debt be repaid as a condition to the purchase of such property.

          "Net Worth" means, at any time, the sum of the following for Terra and its Subsidiaries on a Consolidated basis:

          (a)  the amount of capital stock; plus

          (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit).

          "New Terra Equity" means any convertible Preferred Stock or other equity securities issued by Terra after the Closing Date, the proceeds of which are used to prepay Terra Facility D Advances pursuant to Section 2.05(b).

          "New Terra Debt" means any Debt incurred by Terra or any of its Subsidiaries under Section 5.02(b)(vi).

          "Note" means a Terra Note or an AMLP Note.

          "Notice of Borrowing" has the meaning specified in Section 2.02(a).

          "Notice of Issuance" has the meaning specified in Section 2.13(b)(i).

          "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(g). Without limiting the generality of the foregoing, the Obligations of the Obligors under the Loan Documents include (a) their respective obligations to pay principal, interest,


                               Credit Agreement
                               ----------------

     Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable under any Loan Document and (b) their respective obligations to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Obligor.

          "Obligors" means the Terra Obligors and the AMLP Obligors.

          "OECD" means the Organization for Economic Cooperation and Development.

          "Other Taxes" has the meaning specified in Section 2.11(b).

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted Investments" means (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than 270 days from the date of acquisition thereof, (b) certificates of deposit issued by, and repurchase and reverse repurchase agreements with, any Initial Lender or any bank or trust company organized under the laws of the United States of America or any state thereof, having capital, surplus and undivided profits of at least $500,000,000 and whose unsecured, unguaranteed long-term senior debt obligations are rated at least A by Standard & Poor's Ratings Group and at least A2 by Moody's Investors Service, Inc., maturing not more than 270 days from the date of acquisition thereof, (c) commercial paper and variable rate demand notes, in each case rated A-1 or better by Standard & Poor's Ratings Group and P-1 or better by Moody's Investors Service, Inc. and maturing not more than 270 days from the date of acquisition thereof, and (d) obligations of not more than $100,000 in the aggregate at any one time of any bank or bank holding company with a capital and surplus of less than $500,000,000 or whose


                               Credit Agreement
                               ----------------
     unsecured, unguaranteed long-term senior debt obligations are rated less than A by Standard & Poor's Ratings Group or less than A2 by Moody's Investors Service, Inc.

          "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (or, if such a proceeding has been commenced, such proceeding is being contested in good faith by appropriate proceedings and enforcement of any Lien has been and is stayed):

               (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b),

               (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens, statutory landlord's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings,

               (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations,

               (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases (other than capital leases), surety and appeal bonds, and performance bonds and other obligations of a like nature incurred, in each case arising in the ordinary course of business,

               (e) as to any particular property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not materially impair the use of such property for the purpose for which it is held by the owner thereof,


                               Credit Agreement
                               -----------------

               (f) municipal and zoning ordinances that are not violated in any material respect by the existing improvements and the present use made by the owner thereof, and

               (g)  real estate taxes and assessments not yet delinquent.

          "Permitted TI Receivables Facilities" means, collectively, (a) the Receivables Purchase Agreement dated as of March 31, 1994 among TI, as Seller, the financial institutions party thereto, as Purchasers, and Bank of America Illinois, successor to Continental Bank N.A., as agent, as from time to time amended, or any replacement or refinancing thereof, provided, that the principal amount under such replacement or refinancing shall not exceed the principal amount under the facility so replaced or refinanced; and (b) an additional facility entered into by TI (which may be effected by an amendment to the facility referred to in clause (a) of this definition) providing for the sale by TI of Receivables, provided, that (i) no amounts may be outstanding thereunder unless the then aggregate principal amount of Grower Notes Receivable exceeds $50,000,000, (ii) the aggregate amount outstanding thereunder may not at any time exceed $50,000,000 plus reasonable reserves, and (iii) no amount shall be outstanding thereunder for more than 90 days during any calendar year, nor for more than two periods during any calendar year, nor for any single period in excess of 60 days during any calendar year.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.


                               Credit Agreement
                               ----------------

          "Post-Default Rate" means a rate per annum equal to 2% plus the Applicable Margin plus the Base Rate as in effect from time to time.

          "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

          "Principal Payment Date" means any of the Terra Facility A Principal Payment Dates, the Terra Facility B Principal Payment Dates, the Terra Facility C Principal Payment Dates, the Terra Facility D Principal Payment Dates and the AMLP Facility A Principal Payment Date.

          "Pro Rata Share" of any amount means, with respect to any Lender under any Facility at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Advances under such Facility (or, prior to the Commitment Termination Date for such Facility, the amount of such Lender's Commitment thereunder), and the denominator of which is the aggregate Advances or Commitments, as the case may be, under such Facility at such time, multiplied by (b) such amount.

          "Purchase Event" means that for any fiscal year of Terra, the aggregate amount of Dividend Payments with respect to the capital stock of Terra Capital exceeds the sum of (a) the aggregate amount of Specified Payments plus (b) 50% of the portion of Excess Cash Flow for the prior fiscal year that is not required to be applied to the prepayment of Advances (provided, that advances by Terra Capital to Terra (indirectly through Terra Capital Holdings) of the proceeds of (i) the Terra Facility C Advances to the extent required to finance the AMCI Change of Control Redemption and (ii) other Advances to the extent such proceeds are used by Terra to prepay an existing loan in the amount of $40,000,000 shall not be included in computing such sum).


                               Credit Agreement
                               ----------------

          "Quarterly Dates" shall mean January 20, April 20, July 20 and October 20 in each year, the first of which shall be the first such day after the date of this Agreement, provided, that, if any such day is not a Business Day, the relevant Quarterly Date shall be the immediately preceding Business Day.

          "Receivables" means accounts and notes receivable and Grower Notes Receivable, and, in each case, related reserves.

          "Redeemable" means any capital stock, Debt or other right or Obligation that (a) the issuer thereof has undertaken to redeem at a fixed or determinable date or dates prior to the final Principal Payment Date hereunder, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or
     (b) is redeemable on any date prior to said final Principal Payment Date at the option of the holder thereof.

          "Reference Banks" means Citibank, Bank of America and NationsBank of Texas, N.A. (or their respective Applicable Lending Offices, as the case may be).

          "Register" has the meaning specified in Section 9.07(c).

          "Regulation G", "Regulation U" and "Regulation X" mean Regulations G, U and X of the Board of Governors of the Federal Reserve System, respectively, as in effect from time to time.

          "Related Document" means the Merger Agreement, the Minorco USA Put Option Agreement and the Methanol Hedging Agreement.

          "Required Lenders" means at any time Lenders owed or holding in the aggregate at least 51% of the sum of the then aggregate unpaid principal amount of the Advances, the then aggregate unused Commitments under all the Facilities, and


                               Credit Agreement
                               ----------------
     the aggregate Available Amount of all Letters of Credit. For purposes of this definition, the Available Amount of each Letter of Credit shall be considered to be owed to the relevant Lenders according to their respective Pro Rata Shares of the Working Capital Facility under which such Letter of Credit has been issued.

          "Rolling Period" means any period of four consecutive fiscal quarters of Terra.

          "Second Merger" has the meaning specified in the Preliminary
     Statements.

          "Security Documents" means the Holdings Pledge Agreement, the Terra Capital Pledge Agreement, the Subsidiary Pledge and Security Agreement, the AMLP Pledge and Security Agreement, each security agreement or other grant of security now or hereafter made by any Obligor to secure any of the Obligations hereunder and under the other Loan Documents, and all Uniform Commercial Code financing statements required by this Agreement or any of the foregoing to be filed with respect to the security interests in personal property created pursuant thereto.

          "Senior Financial Officer" means the Chief Financial Officer of Terra.

          "Single Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA and that (a) is maintained for employees or former employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates has or would have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the


                               Credit Agreement
                               ----------------
     total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

          "Specified Payments" means, for any fiscal year of Terra, (a) all interest due and payable on the AMCI Senior Notes during such fiscal year,
     (b) all dividends paid on shares of common stock of Terra during such fiscal year in an aggregate amount not exceeding the Allowance for Projected Common Dividends for such fiscal year, (c) all scheduled dividends on New Terra Equity payable during such fiscal year, (d) all scheduled dividends payable during such fiscal year on convertible Preferred Stock or other equity securities (other than New Terra Equity) issued and applied to prepay the Advances, (e) ordinary and necessary expenses incurred by Terra as a result of its operations as a publicly-held holding company and (f) other payments in an aggregate amount up to $5,000,000 per year to the extent required under pre-existing obligations.

          "Subordinated Indebtedness" means Debt of Terra or any of its Subsidiaries the payment of which is subordinated in right of payment to the prior payment in full of the Advances.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might


                               Credit Agreement
                               ----------------
     have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Subsidiary Guarantor" means AMC, BMCH and BMC.

          "Subsidiary Pledge and Security Agreement" means a Pledge and Security Agreement in substantially the form of Exhibit B-3 hereto between certain of the Terra Guarantors and the Agent, as from time to time amended.

          "Term Advances" means each of the Terra Facility A Advances, the Terra Facility B Advances, the Terra Facility C Advances, the Terra Facility D Advances and the AMLP Facility A Advances, "Term Commitment" means each of the Terra Facility A Commitments, the Terra Facility B Commitments, the Terra Facility C Commitments, the Terra Facility D Commitments and the AMLP Facility A Commitments, and "Term Facility" means each of Terra Facility A, Terra Facility B, Terra Facility C, Terra Facility D and AMLP Facility A.

          "Term Facility Commitment Termination Date" means the earlier of (a) November 15, 1994 and (b) the termination or cancellation of the Term Commitments pursuant to this Agreement.

          "Terminated Facilities" means, collectively, the credit facilities identified in Schedule 3.01(d) hereto.

          "Terra" has the meaning specified in the recital of parties to this Agreement.

          "Terra Advance" means an Advance under any Terra Facility, "Terra Borrowing" means a Borrowing under any Terra Facility, "Terra Commitment" means a Commitment under any Terra Facility, and "Terra Facility" means Terra


                               Credit Agreement
                               ----------------

     Facility A, Terra Facility B, Terra Facility C, Terra Facility D or Terra Facility E.

          "Terra Capital" has the meaning specified in the recital of parties to this Agreement.

          "Terra Capital Holdings" has the meaning specified in the Preliminary Statements.

          "Terra Capital Pledge Agreement" means a Pledge Agreement in substantially the form of Exhibit B-2 hereto between Terra Capital and the Agent, as from time to time amended.

          "Terra Facilities Note" means a promissory note of the Company payable to the order of a Lender, in substantially the form of Exhibit A-1, as from time to time amended.

          "Terra Facility A" means the term credit facility provided hereunder in respect of the Terra Facility A Commitments, "Terra Facility A Advance" means an Advance pursuant to Section 2.01(a), "Terra Facility A Borrowing" means a borrowing consisting of simultaneous Terra Facility A Advances of the same Type, and "Terra Facility A Commitment" has the meaning specified in Section 2.01(a).

          "Terra Facility A Principal Payment Dates" means the Quarterly Dates falling on or nearest to April 20 and October 20 of each year, commencing with April 20, 1995 through and including October 20, 1999.

          "Terra Facility B" means the term credit facility provided hereunder in respect of the Terra Facility B Commitments, "Terra Facility B Advance" means an Advance pursuant to Section 2.01(b), "Terra Facility B Borrowing" means a borrowing consisting of simultaneous Terra Facility B Advances of the same Type, and "Terra Facility B Commitment" has the meaning specified in Section 2.01(b).

          "Terra Facility B Note" means a promissory note of the Company payable to the order of a Lender, in substantially


                               Credit Agreement
                               ----------------
     the form of Exhibit A-2 hereto, as from time to time amended.

          "Terra Facility B Principal Payment Dates" means the Quarterly Dates falling on or nearest to April 20 and October 20 of each year, commencing with April 20, 1995 through and including October 20, 2001.

          "Terra Facility C" means the term credit facility provided hereunder in respect of the Terra Facility C Commitments, "Terra Facility C Advance" means an Advance pursuant to Section 2.01(c), "Terra Facility C Borrowing" means a borrowing consisting of simultaneous Terra Facility C Advances of the same Type, and "Terra Facility C Commitment" has the meaning specified in Section 2.01(c).

          "Terra Facility C Commitment Termination Date" means the earlier of
     (a) 106 days after the Closing Date (provided, that if such day is not a Business Day, the Terra Facility C Commitment Termination Date shall be the next succeeding Business Day) and (b) the termination or cancellation of the Terra Facility C Commitments pursuant to this Agreement.

          "Terra Facility C Principal Payment Dates" mean the first anniversary of the date of the AMCI Change of Control Redemption and each semi-annual anniversary thereof to and including the first such date in 2001, and the Quarterly Date falling nearest to October 20, 2001.

          "Terra Facility D" means the term credit facility provided hereunder in respect of the Terra Facility D Commitments, "Terra Facility D Advance" means an Advance pursuant to Section 2.01(d), "Terra Facility D Borrowing" means a borrowing consisting of simultaneous Terra Facility D Advances of the same Type, and "Terra Facility D Commitment" has the meaning specified in Section 2.01(d).

          "Terra Facility D Principal Payment Dates" mean the Quarterly Dates falling on or nearest to April 20 and


                               Credit Agreement
                               ----------------

     October 20 of each year, commencing with April 20, 1995 through and including October 20, 2001.

          "Terra Facility E" means the revolving credit facility provided hereunder in respect of the Terra Facility E Commitments, "Terra Facility E Advance" means an Advance pursuant to Section 2.01(e), "Terra Facility E Borrowing" means a borrowing consisting of simultaneous Terra Facility E Advances of the same Type, and "Terra Facility E Commitment" has the meaning specified in Section 2.01(e).

          "Terra Facility E Commitment Termination Date" means the earlier of
     (a) the date five years after the Closing Date (provided, that if such day is not a Business Day, the Terra Facility E Commitment Termination Date shall be the immediately preceding Business Day), and (b) the termination or cancellation of the Terra Facility E Commitments pursuant to the terms of this Agreement.

          "Terra Guaranteed Obligations" has the meaning specified in Section 8.01(a).

          "Terra Guarantors" means, from and after the Assumption Time, Terra Capital Holdings, AMC, BMCH, BMC and Terra.

          "Terra L/C Cash Collateral Account" means the "Terra L/C Cash Collateral Account" under the Terra Capital Pledge Agreement and the "Terra L/C Cash Collateral Account" under the Subsidiary Pledge and Security Agreement.

          "Terra Letter of Credit" means a letter of credit issued by an Issuing Bank for account of Terra Capital or any of its Subsidiaries (other than AMLP or any of its Subsidiaries) pursuant to Section 2.13(a).

          "Terra Letter of Credit Commitment" means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on
     Schedule 2.01 under the caption "Terra Letter of Credit Commitment", as such amount may be reduced pursuant to Section 2.04.


                               Credit Agreement
                               ----------------

          "Terra Letter of Credit Liability" means, as of any date of determination, all of the liabilities of Terra Capital to the Issuing Banks in respect of Terra Letters of Credit, whether such liability is contingent or fixed, and shall consist of the sum of (a) the aggregate Available Amount of all Terra Letters of Credit then outstanding, plus (b) the aggregate amount that has then been paid by, and has not been reimbursed to, any Issuing Bank under Terra Letters of Credit.

          "Terra Letter of Credit Sublimit" means $30,000,000.

          "Terra Note" means a Terra Facilities Note or a Terra Facility B Note.

          "Terra Obligors" means the Terra Guarantors and the Company.

          "TI" has the meaning specified in the Preliminary Statements.

          "Total Capital" means, on any date, the sum of (i) Funded Debt of Terra and its Subsidiaries on a Consolidated basis on such date plus (ii) Net Worth of Terra and its Subsidiaries on a Consolidated basis on such date.

          "Total Commitment" means, with respect to each Lender, the aggregate of such Lender's Terra Commitments and AMLP Commitments.

          "Transactions" has the meaning specified in the Preliminary
     Statements.

          "Trigger Date" means the earliest date as of which each of the following is true:

               (a) the principal of and interest on the Terra Facility C Advances and the Terra Facility D Advances have been paid in full;


                               Credit Agreement
                               ----------------

               (b) the aggregate outstanding principal amount of the Terra Facility A Advances and the Terra Facility B Advances does not exceed $100,000,000; and

               (c) the Debt to Cash Flow Ratio for the most recently completed four fiscal quarters of Terra ending on or most recently ended prior to the date of determination does not exceed 2.50 to 1.

          "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "Unused AMLP Working Capital Commitment" means, with respect to any Lender at any time, (a) such Lender's AMLP Facility B Commitment at such time minus (without duplication) (b) the sum of (i) the aggregate outstanding principal amount of all AMLP Facility B Advances made by such Lender and (ii) such Lender's Pro Rata Share of the aggregate Available Amount of all AMLP Letters of Credit outstanding at such time and of all unreimbursed drawings thereunder.

          "Unused Terra Working Capital Commitment" means, with respect to any Terra Facility E Lender at any time, (a) such Lender's Terra Facility E Commitment at such time minus (without duplication) (b) the sum of (i) the aggregate outstanding principal amount of all Terra Facility E Advances made by such Lender and (ii) such Lender's Pro Rata Share of the aggregate Available Amount of all Terra Letters of Credit outstanding at such time and of all unreimbursed drawings thereunder.

          "U.S. Dollars" and "$" means lawful money of the United States of America.

          "Working Capital Advance" means a Terra Facility E Advance or an AMLP Facility B Advance, "Working Capital Borrowing" means a Terra Facility E Borrowing or an AMLP Facility B Borrowing, "Working Capital Commitment" means a Terra Facility E Commitment or AMLP Facility B Commitment, "Working Capital Commitment Termination Date" means the Terra Facility E Commitment Termination Date or the AMLP


                               Credit Agreement
                               ----------------

     Facility B Commitment Termination Date, and "Working Capital Facility" means Terra Facility E or AMLP Facility B.

          Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding".

          Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.


                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES
                           AND THE LETTERS OF CREDIT

          Section 2.01.  The Advances.

          (a)  Terra Facility A.

          (i) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Terra Facility A Advance") to Terra on the Initial Merger Date in an amount not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 hereof under the caption "Terra Facility A Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register as such Lender's "Terra Facility A Commitment" (such amount being such Lender's "Terra Facility A Commitment"), and, as to all Lenders, in an aggregate amount not to exceed $150,000,000.

         (ii) The Terra Facility A Advances shall be made by the Lenders ratably according to their respective Terra Facility A Commitments.

        (iii) Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.


                               Credit Agreement
                               ----------------

         (iv) The proceeds of the Terra Facility A Advances shall be used by Terra solely to make a capital contribution to Acquisition Corp. on the Initial Merger Date in order to assist in financing the consummation of the Merger and to pay fees and expenses in connection therewith.

          (b)  Terra Facility B.

          (i) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Terra Facility B Advance") to Terra on the Initial Merger Date in an amount not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 hereof under the caption "Terra Facility B Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register as such Lender's "Terra Facility B Commitment" (such amount being such Lender's "Terra Facility B Commitment"), and, as to all Lenders, in an aggregate amount not to exceed $80,000,000.

         (ii) The Terra Facility B Advances shall be made by the Lenders ratably according to their respective Terra Facility B Commitments.

        (iii) Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

         (iv) The proceeds of the Terra Facility B Advances shall be used by Terra solely to make a capital contribution to Acquisition Corp. on the Initial Merger Date in order to assist in financing the consummation of the Merger and to pay fees and expenses in connection therewith.

          (c)  Terra Facility C.

          (i) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Terra Facility C Advance") to the Company on the date of the AMCI Change of Control Redemption, if any, but in any event before the Terra Facility C Commitment Termination Date, in an amount not to exceed the amount set forth


                               Credit Agreement
                               ----------------
     opposite such Lender's name on Schedule 2.01 hereof under the caption "Terra Facility C Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register as such Lender's "Terra Facility C Commitment" (such amount being such Lender's "Terra Facility C Commitment"), and, as to all Lenders, in an aggregate amount not to exceed $177,000,000.

         (ii) The Terra Facility C Advances shall be made by the Lenders ratably according to their respective Terra Facility C Commitments.

        (iii) Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed.

         (iv) The proceeds of the Terra Facility C Advances shall be used by the Company solely to finance payments, if any, required to be made as a result of any AMCI Change of Control Redemption.

          (d)  Terra Facility D.

          (i) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Terra Facility D Advance") to Terra on the Initial Merger Date in an amount not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 hereof under the caption "Terra Facility D Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register as such Lender's "Terra Facility D Commitment" (such amount being such Lender's "Terra Facility D Commitment"), and, as to all Lenders, in an aggregate amount not to exceed $80,000,000.

         (ii) The Terra Facility D Advances shall be made by the Lenders ratably according to their respective Terra Facility D Commitments.

        (iii) Amounts borrowed under this Section 2.01(d) and repaid or prepaid may not be reborrowed.


                               Credit Agreement
                               ----------------

         (iv) The proceeds of the Terra Facility D Advances shall be used by Terra solely to make a capital contribution to Acquisition Corp. on the Initial Merger Date in order to assist in financing the consummation of the Merger and to pay fees and expenses in connection therewith, and to refinance certain indebtedness of Terra.

          (e)  Terra Facility E.

          (i) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances ("Terra Facility E Advances") to the Company from time to time on any Business Day during the period from the Assumption Time until the Terra Facility E Commitment Termination Date in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Terra Facility E Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register as such Lender's "Terra Facility E Commitment" (such amount being such Lender's "Terra Facility E Commitment"), and, as to all Lenders, in an aggregate amount at any one time outstanding not to exceed $175,000,000.

         (ii) The Terra Facility E Advances shall be made by the Lenders ratably according to their respective Terra Facility E Commitments.

        (iii) Within the limits of each Lender's Terra Facility E Commitment in effect from time to time, the Company may borrow under this Section 2.01(e) and/or obtain the issuance of Letters of Credit under Section 2.13, prepay pursuant to Section 2.05(a) and reborrow under this Section 2.01(e); provided, that the aggregate outstanding principal amount of Terra Facility E Advances when added to the aggregate Terra Letter of Credit Liability may not at any time exceed the aggregate amount of the Terra Facility E Commitments at such time.


                               Credit Agreement
                               ----------------

         (iv) The proceeds of the Terra Facility E Advances shall be used solely to finance the ongoing working capital needs of the Company, TI and BMC.

          (v) Notwithstanding the foregoing provisions of Section 2.01(e), the Company agrees that, for a period of 30 consecutive days during each period of 12 consecutive months commencing on the date of the initial Terra Facility E Borrowing or the last day of the previous such 12-month period and ending one year thereafter, no Terra Facility E Borrowings may be made or outstanding under this Section 2.01(e); provided, that this Section 2.01(e)(v) shall not prevent the Company from requesting the issuance of Terra Letters of Credit during any such period pursuant to Section 2.13, or the Lenders from making Terra Facility E Advances in respect thereof pursuant to Section 2.13(c), which Terra Facility E Advances (subject to the other terms and conditions of this Agreement) may remain outstanding during such period.

          (f)  AMLP Facility A.

          (i) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (an "AMLP Facility A Advance") to AMLP on the Initial Merger Date in an amount not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "AMLP Facility A Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register as such Lender's "AMLP Facility A Commitment" (such amount being such Lender's "AMLP Facility A Commitment"), and, as to all Lenders, in an aggregate amount not to exceed $35,000,000.

         (ii) The AMLP Facility A Advances shall made by the Lenders ratably according to their respective AMLP Facility A Commitments.

        (iii) Amounts borrowed under this Section 2.01(f) and repaid or prepaid may not be reborrowed.


                               Credit Agreement
                               ----------------

         (iv) The proceeds of the AMLP Facility A Advances shall be used solely to refinance outstanding indebtedness of AMLP.

          (g)  AMLP Facility B.

          (i) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances ("AMLP Facility B Advances") to AMLP from time to time on any Business Day during the period from the Assumption Time until the AMLP Facility B Commitment Termination Date in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "AMLP Facility B Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register as such Lender's "AMLP Facility B Commitment" (such amount being such Lender's "AMLP Facility B Commitment"), and, as to all Lenders, in an aggregate amount at any one time outstanding not to exceed $50,000,000.

        (ii) The AMLP Facility B Advances shall be made by the Lenders ratably according to their respective AMLP Facility B Commitments.

        (iii) Within the limits of each Lender's AMLP Facility B Commitment in effect from time to time, AMLP may borrow under this Section 2.01(g) and/or obtain the issuance of Letters of Credit under Section 2.13, prepay pursuant to Section 2.05(a) and reborrow under this Section 2.01(g); provided, that the aggregate outstanding principal amount of AMLP Facility B Advances when added to the aggregate AMLP Letter of Credit Liability may not at any time exceed the aggregate amount of the AMLP Facility B Commitments at such time.

         (iv) The proceeds of the AMLP Facility B Advances shall be used solely for the ongoing working capital needs of AMLP.


                               Credit Agreement
                               ----------------

          (v) Notwithstanding the foregoing provisions of Section 2.01(g), AMLP agrees that, for a period of 30 consecutive days during each period of 12 consecutive months commencing on the date of the initial AMLP Facility B Borrowing or the last day of the previous such 12-month period and ending one year thereafter, no AMLP Facility B Borrowings may be made or outstanding under this Section 2.01(g); provided, that this Section 2.01(g)(v) shall not prevent AMLP from requesting the issuance of AMLP Letters of Credit during such period pursuant to Section 2.13, or the Lenders from making AMLP Facility B Advances in respect thereof pursuant to
     Section 2.13(c), which AMLP Facility B Advances (subject to the other terms and conditions of this Agreement) may remain outstanding during such period.

          (h) Minimum Amounts. Each Working Capital Borrowing shall be in an aggregate amount at least equal to $3,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (i) No Responsibility to Third Parties. Neither the Agent nor any Lender nor any Issuing Bank shall have any responsibility as to the application or use of any of the proceeds of any Advance.

          Section 2.02.  Making the Advances.

          (a) (i) Except as otherwise provided in Section 2.13, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the Business Day of (or, with respect to a Borrowing of Eurodollar Rate Advances, 10:00 A.M. (New York City time) on the second Business Day prior to the date of) the proposed Borrowing, by the relevant Borrower to the Agent, which shall give to each Lender prompt notice thereof by telex, telecopier or cable. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telex, telecopier or cable, confirmed immediately in writing, in substantially the form of Exhibit C, specifying therein (1) the requested date of such Borrowing, (2) the Facility under which such Borrowing is to be made, (3) the requested Type of Advances comprising such


                               Credit Agreement
                               ----------------

     Borrowing (subject to clause (ii) below), (4) the requested aggregate amount of such Borrowing and (5) in the case of a Borrowing consisting of Eurodollar Rate Advances, the requested initial Interest Period for each such Advance.

         (ii) The Terra Facility A Advances, Terra Facility B Advances and Terra Facility D Advances and the AMLP Facility A Advances shall initially be made as Base Rate Advances.

        (iii) In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Agent shall promptly notify each relevant Lender of the applicable interest rate under Section 2.06(a)(ii).

         (iv) Each Lender shall, before 1:00 P.M. (New York City time) on the date of each Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
     Article III, the Agent will transfer same day funds to the relevant Borrower's Account; provided, that (i) in the case of any Terra Facility E Borrowing, the Agent shall first make a portion of such funds equal to any unreimbursed drawing under any Terra Letter of Credit available to each Issuing Bank having issued any such Letter of Credit for reimbursement of such drawing, and (ii) in the case of any AMLP Facility B Borrowing, the Agent shall first make a portion of such funds equal to any unreimbursed drawing under any AMLP Letter of Credit available to each Issuing Bank having issued any such Letter of Credit for reimbursement of such drawing.

          (b)  Anything in subsection (a) above to the contrary notwithstanding,
     (i) no Borrower may select Eurodollar Rate Advances (y) for any Borrowing if the aggregate amount of such Borrowing is less than $3,000,000 or (z) if the obligation of the relevant Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.09, and (ii) Eurodollar Rate Advances may not be


                               Credit Agreement
                               ----------------
     outstanding under more than (x) 15 separate Interest Periods under either Working Capital Facility at any one time and (y) three separate Interest Periods under any Term Facility at any one time.

          (c) Each Notice of Borrowing shall be irrevocable and binding on the relevant Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the relevant Borrower shall indemnify each relevant Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (d) Unless the Agent shall have received notice from a relevant Lender prior to 12:00 Noon (New York City time) on the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.02(a) and the Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent and the Agent shall have made available such corresponding amount to the relevant Borrower, such Lender and the relevant Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the relevant Borrower until the date such amount is repaid to the Agent, at (i) in the case of the relevant Borrower, the interest rate applicable at such time under Section 2.06


                               Credit Agreement
                               ----------------
     to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

          (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          Section 2.03.  Repayment.

          (a) Terra Term Advances. The Company hereby promises to pay to the Agent for the account of each Lender the full outstanding principal amount of such Lender's Advances under each Term Facility for Terra as follows:

          (i) in the case of the Terra Facility A Advances, in 10 consecutive semi-annual installments, one such installment to be payable on each Terra Facility A Principal Payment Date set forth below in a principal amount equal to the amount set forth below opposite such Terra Facility A Principal Payment Date:

          Terra Facility A
          Principal Payment Date
          Falling on or
          Nearest To                                         Amount
          ----------------------                             ------

          April 20, 1995                                  $15,000,000
          October 20, 1995                                 15,000,000
          April 20, 1996                                   15,000,000
          October 20, 1996                                 15,000,000
          April 20, 1997                                   15,000,000
          October 20, 1997                                 15,000,000
          April 20, 1998                                   15,000,000
          October 20, 1998                                 15,000,000


                               Credit Agreement
                               ----------------

          April 20, 1999                                    15,000,000
          October 20, 1999                                  15,000,000

         (ii) in the case of the Terra Facility B Advances, in 14 consecutive semi-annual installments, one such installment to be payable on each Terra Facility B Principal Payment Date set forth below in a principal amount equal to the amount set forth below opposite such Terra Facility B Principal Payment Date:

          Terra Facility B
          Principal Payment Date
          Falling on or
          Nearest To                                          Amount
          ----------------------                              ------

          April 20, 1995                                   $   500,000
          October 20, 1995                                     500,000
          April 20, 1996                                       500,000
          October 20, 1996                                     500,000
          April 20, 1997                                       500,000
          October 20, 1997                                     500,000
          April 20, 1998                                       500,000
          October 20, 1998                                     500,000
          April 20, 1999                                       500,000
          October 20, 1999                                  15,100,000
          April 20, 2000                                    15,100,000
          October 20, 2000                                  15,100,000
          April 20, 2001                                    15,100,000
          October 20, 2001                                  15,100,000

        (iii) in the case of the Terra Facility C Advances, in 13 consecutive semi-annual installments, one such installment to be payable on each Terra Facility C Principal Payment Date set forth below in a principal amount equal to the amount set forth below opposite such Terra Facility C Principal Payment Date:


                               Credit Agreement
                               ----------------

          Terra Facility C
          Principal Payment Date                            Amount
          ----------------------                            ------

          First such Date                               $13,615,384.62
          Second such Date                               13,615,384.62
          Third such Date                                13,615,384.62
          Fourth such Date                               13,615,384.62
          Fifth such Date                                13,615,384.62
          Sixth such Date                                13,615,384.62
          Seventh such Date                              13,615,384.62
          Eighth such Date                               13,615,384.62
          Ninth such Date                                13,615,384.62
          Tenth such Date                                13,615,384.62
          Eleventh such Date                             13,615,384.62
          Twelfth such Date                              13,615,384.62
          Thirteenth such Date                           13,615,384.56

         (iv) in the case of the Terra Facility D Advances, in 14 consecutive semi-annual installments, one such installment to be payable on each Terra Facility D Principal Payment Date set forth below in a principal amount equal to the amount set forth below opposite such Terra Facility D Principal Payment Date:

          Terra Facility D
          Principal Payment Date
          Falling on or
          Nearest To                                         Amount
          ----------------------                             ------

          April 20, 1995                                 $5,714,285.72
          October 20, 1995                                5,714,285.72
          April 20, 1996                                  5,714,285.72
          October 20, 1996                                5,714,285.72
          April 20, 1997                                  5,714,285.72
          October 20, 1997                                5,714,285.72
          April 20, 1998                                  5,714,285.72
          October 20, 1998                                5,714,285.72
          April 20, 1999                                  5,714,285.72
          October 20, 1999                                5,714,285.72
          April 20, 2000                                  5,714,285.72
          October 20, 2000                                5,714,285.72


                               Credit Agreement
                               ----------------

          April 20, 2001                                  5,714,285.72
          October 20, 2001                                5,714,285.64

          (b) Terra Facility E Advances. The Company hereby promises to pay to the Agent for the account of each Lender the full outstanding principal amount of the Terra Facility E Advances of such Lender on the Terra Facility E Commitment Termination Date.

          (c) AMLP Facility A Advances. AMLP hereby promises to pay to the Agent for the account of each Lender the full outstanding principal amount of the AMLP Facility A Advances of such Lender on the AMLP Facility A Principal Payment Date.

          (d) AMLP Facility B Advances. AMLP hereby promises to pay to the Agent for the account of each Lender the full outstanding principal amount of the AMLP Facility B Advances of such Lender on the AMLP Facility B Commitment Termination Date.

          (e)  All Advances.

          (i) All repayments of principal under this Section 2.03 shall be made together with interest accrued to the date of such repayment on the principal amount repaid.

         (ii) If any Principal Payment Date falls on a day that is not a Business Day, such Principal Payment Date shall be the immediately preceding Business Day.

        (iii) If the amount of the Borrowing under any Term Facility is less than the aggregate amount of the initial Commitments under such Facility, the shortfall shall be applied to reduce ratably the installments of such Facility payable under Section 2.03(a).

          Section 2.04.  Termination or Reduction of the Commitments.


                               Credit Agreement
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                                      -60-

          (a) Optional. The Borrowers may, upon not less than two Business Days' notice to the Agent, terminate in whole or reduce in part the Commitments of the Lenders as follows:

          (i)  The Company shall have the right at any time or from time to time
     (x) at any time prior to the Closing Date to terminate in full the Terra Commitments, (y) at any time to terminate in full or reduce the Terra Facility C Commitments, and (z) at any time to terminate in full or reduce the aggregate unused amount of the Terra Facility E Commitments; and

         (ii) AMLP shall have the right at any time or from time to time (x) prior to the first borrowing under this Agreement by AMLP, to terminate in full the AMLP Commitments, and (y) at any time to terminate in full or reduce the aggregate unused amount of the AMLP Facility B Commitments;

provided, that (i) each partial reduction of the Commitments under any Facility shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) the aggregate amount of the Commitments under any Working Capital Facility shall not be reduced below the Letter of Credit Commitment for such Facility.

          (b)  Mandatory.

          (i) Each Term Commitment other than the Terra Facility C Commitments shall be automatically and permanently reduced to zero on the Term Facility Commitment Termination Date, and any portion of such Term Commitments not used on the Initial Merger Date shall be automatically and permanently terminated at the close of business (New York City time) on the Initial Merger Date. The Terra Facility C Commitments shall be automatically and permanently reduced to zero on the Terra Facility C Commitment Termination Date, and any portion thereof not used on the date of the AMCI Change of Control Redemption shall be automatically and permanently terminated at the close of business (New York City time) on said date.


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                                      -61-

         (ii) The Terra Facility E Commitments shall be automatically and permanently reduced to zero on the Terra Facility E Commitment Termination Date.

        (iii) The AMLP Facility B Commitments shall be automatically and permanently reduced to zero on the AMLP Facility B Commitment Termination Date.

         (iv)  Commitments once terminated or reduced may not be reinstated.

          (c) Reductions Pro Rata. Each reduction of the Commitments under any Facility shall be applied to the respective Commitments of the Lenders according to their respective Pro Rata Shares of such Facility.

          Section 2.05.  Prepayments.

          (a) Optional Prepayments. (i) Either Borrower may, upon at least two Business Days' notice (in the case of prepayment of Eurodollar Rate Advances) or upon the notice given on the date of prepayment (in the case of prepayments of Base Rate Advances) to the Agent (which notice shall state the Facilities to be prepaid and the proposed date and aggregate principal amount of the prepayment), and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Advances under the specified Facilities in the aggregate amount and on the date specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, that (x) each partial prepayment shall be in an aggregate principal amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof, (y) any such prepayment of a Eurodollar Rate Advance other than on the last day of the Interest Period therefor shall be accompanied by, and subject to, the payment of any amount payable under Section 9.04(c) in respect of such prepayment and (z) each such notice shall be made on the relevant day not later than, in the case of prepayments of Eurodollar Rate Advances, 10:00 A.M. (New York City time) and, in the


                               Credit Agreement
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                                      -62-

     case of prepayments of Base Rate Advances, 12:00 Noon (New York City time).

          (ii) Each prepayment of Advances under this Section 2.05(a) shall be made for account of the relevant Lenders according to their respective Pro Rata Shares of the principal amount of the Advances then outstanding under such Facility.

          (b)  Mandatory Prepayments.

          (i) Excess Cash Flow. Not later than the date 90 days after the end of each fiscal year of the Company commencing with the fiscal year ending December 31, 1995, the Company (and, after the prepayment in full of the principal of and interest on the Term Advances under the Terra Facilities,
     AMLP) shall prepay the Advances in an aggregate amount equal to 75% of Excess Cash Flow for such fiscal year; provided, that once an aggregate amount of $20,000,000 or more has been prepaid pursuant to this clause (i), the figure 75% set forth above shall automatically be deemed to be reduced to 50%.

         (ii) Sale of Assets. Without limiting the obligation of the Company to obtain the consent of the Required Lenders pursuant to Section 5.02(e) to any Disposition not otherwise permitted hereunder, upon the occurrence of any Disposition, the Company (and, after the prepayment in full of the principal of and interest on the Term Advances under the Terra Facilities,
     AMLP) shall prepay the Advances in an aggregate amount equal to 100% of the Net Available Proceeds of such Disposition; provided, that (x) for purposes of this clause (ii) the aggregate Net Available Proceeds of all such Dispositions in such Fiscal Year shall be deemed to be reduced by $10,000,000 (but shall not be deemed to be less than zero); (y) the sale by TI of Receivables under a Permitted TI Receivables Facility shall not be deemed to be a Disposition for purposes of this clause (ii); and (z) upon the payment in full of the principal of and interest on the Terra Facility C Advances and the Terra Facility D Advances,


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                                      -63-

     the figure 100% set forth above shall automatically be deemed to be reduced to 75%.

          (iii) Equity Issuance. Upon the making of any Equity Issuance or any other public issuance of securities (including without limitation the New Terra Equity), the Company (and, after the prepayment in full of the principal of and interest on the Term Advances under the Terra Facilities,
     AMLP) shall prepay the Advances in an aggregate amount equal to 100% of the Net Available Proceeds thereof; provided, that this clause (iii) shall cease to apply upon the payment in full of the principal of and interest on the Terra Facility C Advances and the Terra Facility D Advances.

          (iv) Casualty Events. Upon the date 90 days following the receipt by Terra or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of Terra or any of its Subsidiaries (or upon such earlier date as Terra or such Subsidiary, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), the Borrowers shall prepay the Advances in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such property; provided, that upon the payment in full of the principal of and interest on the Terra Facility C Advances and the Terra Facility D Advances, the figure 100% set forth above shall automatically be deemed to be reduced to 75%. Nothing in this clause (iv) shall be deemed to limit any obligation of Terra or any of its Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account (including, without limitation, a Collateral Account) maintained by the Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

         (v) Non-Consummation of Merger. If on the Closing Date the Transactions are not consummated, Terra hereby promises


                               Credit Agreeement
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
     to pay on demand to the Agent for account of the Lenders the full outstanding principal amount of the Advances.

          (c)  Application.

          (i) Prepayments described in Section 2.05(b) shall (except as provided in clauses (ii), (iii) and (iv) below) be applied as follows:

               (w) first, to the prepayment of the Terra Facility A Advances and the Terra Facility B Advances ratably according to the respective aggregate outstanding principal amounts thereof and to the respective installments thereof ratably;

               (x) second, after the payment in full of the Terra Facility A Advances and the Terra Facility B Advances, to the prepayment of the Terra Facility C Advances and the Terra Facility D Advances ratably according to the respective aggregate outstanding principal amounts thereof and to the respective installments thereof ratably; and

               (y) third, after the payment in full of the Terra Facility C Advances and the Terra Facility D Advances, to the prepayment of the AMLP Facility A Advances and to the installments thereof ratably.

          (ii) Prepayments hereunder in respect of any issuance of New Terra Equity under Section 2.05(b) shall be applied as follows:

               (x) first, to the prepayment of the Terra Facility D Advances and to the installments thereof in the inverse order of their maturities; and

               (y) second, to the prepayment of the Terra Facility C Advances and to the installments thereof in the inverse order of their maturities.


                               Credit Agreement
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

        (iii) Prepayments hereunder in respect of the public issuance of securities other than the New Terra Equity shall be applied first to the prepayment of the Terra Facility C Advances and to the installments thereof in the inverse order of their maturities and, thereafter, if such securities are debt securities, in accordance with clause (c)(i) above.

          (iv) Prepayments hereunder in respect of any Disposition of, or Casualty Event in respect of, any property of AMLP or any of its Subsidiaries shall be applied to the prepayment of the AMLP Facility A Advances.

          (d) Cover for Letter of Credit Liabilities. In the event that a Borrower shall be required pursuant to Section 6.02 to cash collateralize Letters of Credit or otherwise provide cover for Letter of Credit Liabilities, such Borrower shall effect the same by paying to the Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Agent in the L/C Collateral Account for the relevant Facility (as provided therein as collateral security for the Letter of Credit Liabilities under such Facility) until such time as the Letters of Credit under such Facility shall have been terminated and all of such Letter of Credit Liabilities paid in full.

          (e) Payments with Interest. All prepayments under this Section 2.05 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

          Section 2.06.  Interest.

          (a) Ordinary Interest. The Company shall pay interest on the unpaid principal amount of each Terra Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, and AMLP shall pay interest on the unpaid principal amount of each AMLP Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, in each case at the following rates per annum:


                               Credit Agreement
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

          (i) Base Rate Advances. While such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (1) the Base Rate in effect from time to time plus (2) the Applicable Margin in effect from time to time, payable in arrears quarterly on each Quarterly Date and on the date such Base Rate Advance shall be Converted (but only on the amount Converted) or paid in full.

         (ii) Eurodollar Rate Advances. While such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (1) the Eurodollar Rate for such Interest Period for such Advance plus (2) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each three-month anniversary of the first day of such Interest Period occurring during such Interest Period.

          (b) Post-Default Interest. If (a) any Obligor shall fail to pay when due (by acceleration or otherwise) any amount payable under any Loan Document after any applicable grace period provided in Section 6.01(a), or (b) (i) an Event of Default shall have occurred and be continuing during any period and
(ii) the Agent or the Required Lenders, through the Agent, shall have notified the Company thereof, each Borrower shall, notwithstanding anything else in this Agreement to the contrary, pay to the Agent for account of each Lender interest, during such period, at the applicable Post-Default Rate on any principal of any Advance made by such Lender to such Borrower, and on any other amount whatsoever then due and payable by such Borrower hereunder or under the Notes held by such Lender to or for account of such Lender, such interest to be payable from time to time on demand.

          Section 2.07.  Fees.

          (a) Commitment Fee. Each Borrower hereby promises to pay to the Agent for the account of each Lender a commitment fee (i) in the case of the Company, on the average daily unused portion of such Lender's Commitment under each Terra Facility and


                               Credit Agreement
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

(ii) in the case of AMLP, on the average daily unused portion of such Lender's Commitment under each AMLP Facility, in each case for the period from the date specified in the Fee Letter (or from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender other than the Initial Lenders) until the Commitment Termination Date for such Facility at the Applicable Commitment Fee Rate, payable in arrears (x) on the Closing Date, (y) quarterly thereafter on each Quarterly Date (in the case of a Working Capital Facility) and (z) on the Commitment Termination Date for such Facility.

          (b)  Letter of Credit Commission, Etc.

          (i) The Company hereby promises to pay to the Agent (A) for the account of each Issuing Bank a non-refundable fronting fee of 1/4% per annum of the face amount of each Terra Letter of Credit issued by it for the period from the date of issuance thereof until such Letter of Credit has been drawn in full, expires or is terminated and (B) for the account of each Lender a non-refundable commission on such Lender's Pro Rata Share of the average daily aggregate Available Amount of all Terra Letters of Credit then outstanding at the Applicable Letter of Credit Fee Rate, such fees to be payable in arrears on each Quarterly Date and on the Terra Facility E Commitment Termination Date and calculated, for any day, after giving effect to any payments made under such Letter of Credit on such day.

         (ii) AMLP hereby promises to pay to the Agent (A) for the account of each Issuing Bank a non-refundable fronting fee of 1/4% per annum of the face amount of each AMLP Letter of Credit issued by it for the period from the date of issuance thereof until such Letter of Credit has been drawn in full, expires or is terminated and (B) for the account of each Lender a non-refundable commission on such Lender's Pro Rata Share of the average daily aggregate Available Amount of all AMLP Letters of Credit then outstanding at the Applicable Letter of Credit Fee Rate, such fees to be payable quarterly in arrears on each Quarterly Date and on the AMLP Facility B Commitment Termination Date and


                               Credit Agreement
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
     calculated, for any day, after giving effect to any payments made under such Letter of Credit on such day.

          (c) Letter of Credit Expenses. Each Borrower shall pay to each Issuing Bank, for its own account, such commission, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of the Letters of Credit issued by it as such Borrower and such Issuing Bank shall agree; provided, that all fees and other charges payable pursuant to this
Section 2.07(c) shall be the customary amounts charged by such Issuing Bank in connection with the issuance or administration of similar letters of credit and the amounts so determined shall be adjusted as necessary to avoid a duplicative payment hereunder.

          (d) Other Fees. Terra shall, on the Closing Date, pay to the Agent the fees payable pursuant to the Fee Letter.

          Section 2.08.  Conversion and Continuation of Advances.

          (a) Optional Conversion. Each Borrower may on any Business Day, upon notice given to the Agent not later than 10:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.09 and 2.10, Convert all or any portion of the Advances of one Type outstanding under any Facility (and, in the case of Eurodollar Rate Advances, having the same Interest Period); provided, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b)(i) and no Conversion of any Advances shall result in a greater number of separate Interest Periods in respect of Eurodollar Rate Advances under any Facility than permitted under Section 2.02(b)(ii). Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the aggregate amount, Type and Facility of the Advances (and, in the case of Eurodollar Rate Advances, the Interest Period therefor) to be Converted and (iii) if such Conversion is into Eurodollar Rate


                               Credit Agreement
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                                      -69-

Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the relevant Borrower.

          (b) Certain Mandatory Conversions.

          (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $3,000,000 such Advances shall automatically Convert into Base Rate Advances.

         (ii) If a Borrower shall fail to select the duration of any Interest Period for any outstanding Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and in clause (a) or (c) of this Section 2.08, the Agent will forthwith so notify such Borrower and the relevant Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

        (iii) Upon the occurrence and during the continuance of any Event of Default and upon notice from the Agent to the Borrowers at the request of the Required Lenders, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, or to Continue, Eurodollar Rate Advances shall be suspended.

          (c) Continuations. Each Borrower may, on any Business Day, upon notice given to the Agent not later than 10:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Continuation and subject to the provisions of Sections 2.09, Continue all or any portion of the Eurodollar Rate Advances outstanding under a relevant Facility having the same Interest Period as such Eurodollar Rate Advances; provided, that any such Continuation shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Continuation of Eurodollar Rate Advances shall be in an amount


                               Credit Agreement
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                                      -70-

not less than the minimum Borrowing amount specified in Section 2.02(b)(i) and no Continuation of any Eurodollar Rate Advances shall result in a greater number of separate Interest Periods in respect of Eurodollar Rate Advances under any Facility than permitted under Section 2.02(b)(ii). Each such notice of Continuation shall, within the restrictions specified above, specify (i) the date of such Continuation, (ii) the aggregate amount and Facility of, and the Interest Period for, the Advances being Continued and (iii) the duration of the initial Interest Period for the Eurodollar Rate Advances subject to such Continuation. Each notice of Continuation shall be irrevocable and binding on the relevant Borrower.

          Section 2.09.  Increased Costs, Illegality, Etc.

          (a) If, due to either (i) the introduction of or any change in or in the interpretation of (to the extent any such introduction or change occurs after the date hereof) any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances under any Facility, then the relevant Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, that, before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the relevant Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender determines in good faith that compliance with any law or regulation enacted or introduced after the date hereof or any guideline or request from any central bank


                               Credit Agreement
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
                                      -71-

or other governmental authority adopted or made after the date hereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type or the issuance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender (with a copy of such demand to the Agent), each Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the relevant Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (c) If, with respect to any Eurodollar Rate Advances, (i) the Required Lenders reasonably determine and notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, or (ii) if fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances, the Agent shall forthwith so notify the Borrowers and the Lenders, whereupon (x) each Eurodollar Rate Advance will automatically, on the last day of any then existing Interest Period therefor, Convert to a Base Rate Advance, and (y) the obligation of the Lenders to make, or to Convert Advances into, or to Continue, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and such Lenders that the circumstances causing such suspension no longer exist.

          (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of (to the extent any such introduction or change occurs after the date hereof) any law or regulation shall make it


                               Credit Agreement
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                                      -72-

unlawful, or any central bank or other governmental authority having appropriate jurisdiction shall assert in writing that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert to a Base Rate Advance and (ii) the obligation of such Lender to make, or to Convert Advances into, or to Continue, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist; provided, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

          (e) Neither Borrower shall be obligated to pay any additional amounts arising pursuant to clauses (a) and (b) of this Section 2.09 that are attributable to the Excluded Period with respect to such additional amount; provided, that if an applicable law, rule, regulation, guideline or request shall be adopted or made on any date and shall be applicable to the period (a "Retroactive Period") prior to the date on which such law, rule, regulation, guideline or request is adopted or made, the limitation on the Borrowers' obligations to pay such additional amounts hereunder shall not apply to the additional amounts payable in respect of such Retroactive Period.

          Section 2.10.  Payments and Computations.

          (a) Each Borrower shall make each payment hereunder and under the Notes not later than 12:00 Noon (New York City time) on the day when due in U.S. Dollars to the Agent at the


                               Credit Agreement
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

                                      -73-

Agent's Account in same day funds and, except as expressly set forth herein, without deduction, set-off or counterclaim. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees under or in respect of a particular Facility ratably (other than amounts payable pursuant to Section 2.09(a), 2.09(b), 2.11, 2.13(d) or 9.04(c), or amounts payable to an Issuing Bank in respect of Letters of Credit) to the relevant Lenders for the account of their Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) If the Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, and neither Borrower has otherwise directed how such funds are to be applied (which direction is consistent with the terms of the Loan Documents), the Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender, and for application to such principal installments, as the Agent shall direct.

          (c) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of such Borrower's accounts


                               Credit Agreement
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

                                      -74-

with such Lender any amount so due (with notice to the Agent and the relevant Borrower promptly following such charge).

          (d) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

          (e) All computations of interest, fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate, fee or commission hereunder made in accordance with the provisions of this Agreement shall be conclusive and binding for all purposes, absent manifest error.

          (f) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

          (g) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due to any Lender hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each such Lender shall repay to the Agent forthwith on demand such amount


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                                      -75-

distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

          Section 2.11.  Taxes.

          (a) Any and all payments by each Obligor hereunder or under the relevant Notes shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Issuing Bank, each Lender and the Agent, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Issuing Bank, such Lender or the Agent by the state or foreign jurisdiction under the laws of which such Issuing Bank, such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of such Issuing Bank and each Lender, franchise taxes and net income taxes that are imposed on it by the state or foreign jurisdiction of such Issuing Bank's or such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If an Obligor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Issuing Bank, any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Issuing Bank, such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Obligor shall make such deductions and (iii) such Obligor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, each Obligor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any


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                                      -76-

payment made by it hereunder or under the Notes or from the execution, delivery or registration of this Agreement or the Notes (hereinafter referred to as "Other Taxes").

          (c) Each Obligor will indemnify each Issuing Bank, each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by such Issuing Bank, such Lender or the Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from such date such Issuing Bank, such Lender or the Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, each Obligor will furnish to the Agent, at its address referred to in Section 9.02, appropriate evidence of payment thereof. If such Obligor shall make a payment hereunder or under the Notes through an account or branch outside the United States, or a payment is made on behalf of such Obligor by a payor that is not a United States Person, such Obligor will, if no taxes are payable in respect of such payment, furnish, or will cause such payor to furnish, to the Agent, at such address, a certificate from the appropriate taxing authority or authorities, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States Person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement (in the case of each Initial Lender) and on the date of the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender), and from time to time thereafter if requested in writing by either Borrower or the Agent (but only so long as such Lender remains lawfully able to do so after the date such Lender becomes a Lender hereunder), provide the Agent and the Borrowers with either (i) Internal Revenue Service form 1001 or


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                                      -77-

4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement and the Notes or certifying that the income receivable pursuant to this Agreement and the Notes is effectively connected with the conduct of a trade or business in the United States or (ii) Internal Revenue Service form W-8, upon which each Borrower is entitled to rely, from a Lender that has not at the time such Lender becomes a Lender hereunder been named in any notice issued by the Secretary of the Treasury (or such Secretary's authorized delegate) pursuant to Sections 881(c)(2)(B) or 871(h)(5) of the Internal Revenue Code, or any successor form or statement prescribed by the Internal Revenue Service in order to establish that such Lender is entitled to treat the interest payments under this Agreement and the Notes as portfolio interest that is exempt from withholding tax under the Internal Revenue Code, together with a certificate stating that such Lender is not described in Section 881(c)(3) of the Internal Revenue Code. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero (or if the Lender cannot provide at such time such form because it is not entitled to reduced withholding under a treaty, the payments are not effectively connected income and the payments do not qualify as portfolio interest), withholding tax at such rate (or at the then existing U.S. statutory rate if the Lender cannot provide the form) shall be excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be excluded from Taxes for periods governed by such form; provided, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection
(a) in respect of United States withholding tax with respect to interest paid at such date, then, to the extent such tax results in liability for such payments, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States interest withholding tax, if any, applicable with respect to the Lender assignee on such date.


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                                      -78-

          (f) For any period with respect to which a Lender has failed to provide the Borrowers and the Agent with the appropriate form described in
Section 2.11(e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States.

          (g) Any Lender or any Issuing Bank claiming any additional amounts payable pursuant to this Section 2.11 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office(s) if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender or Issuing Bank, be otherwise disadvantageous to such Lender or Issuing Bank.

          (h) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.11 shall survive the payment in full of principal and interest hereunder and under the Notes.

          Section 2.12. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it under any Facility (other than pursuant to Section 2.09(a), 2.09(b), 2.11, 2.13(d) or 9.04(c), or payments to an Issuing Bank in respect of Letters of Credit) in excess of its ratable share of payments on account of the Advances under such Facility obtained by all the relevant Lenders, such Lender shall forthwith purchase from the other relevant Lenders such participations in the Advances under such Facility owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each relevant Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to


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                                      -79-

the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

          Section 2.13.  Letters of Credit.

          (a) Issuance of Letters of Credit. Each Borrower may request one or more Issuing Banks to issue, on the terms and conditions hereinafter set forth, letters of credit for the account of such Borrower under its respective Working Capital Facility (letters of credit so issued under Terra Facility E being herein called "Terra Letters of Credit" and letters of credit so issued under AMLP Facility B being herein called "AMLP Letters of Credit"; the Terra Letters of Credit and the AMLP Letters of Credit being collectively called the "Letters of Credit") from time to time on any Business Day during the period from the Closing Date until the date 90 days prior to the Commitment Termination Date for the relevant Facility; provided, that:

          (i)  the Terra Facility E Commitments shall be utilized under this
     Section 2.13 solely for the issuance of Terra Letters of Credit for the account of Terra Capital and, to the extent specified by Terra Capital, any of its Subsidiaries (other than AMLP or any of its Subsidiaries);

         (ii)  the AMLP Facility B Commitments shall be utilized under this
     Section 2.13 solely for the issuance of AMLP Letters of Credit for the account of AMLP and, to the extent specified by AMLP, any of its Subsidiaries;


                               Credit Agreement
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

        (iii) the aggregate Available Amount of all Letters of Credit issued by all Issuing Banks under either Working Capital Facility shall not exceed at any time the Letter of Credit Sublimit for such Facility, and the aggregate outstanding principal amount of all Working Capital Advances under such Facility when added to the aggregate amount of Letter of Credit Liabilities under such Facility shall not exceed the aggregate Working Capital Commitments of the relevant Lenders under such Facility on such Business Day;

         (iv) the aggregate amount of all Letter of Credit Liabilities under Letters of Credit issued by any Issuing Bank under either Working Capital Facility shall not exceed at any time the Letter of Credit Commitment of such Issuing Bank for such Facility; and

          (v) no Letter of Credit shall have an expiration date later than, or shall permit the account party or the beneficiary to the require renewal thereof to a date beyond, the date 30 days prior to the Commitment Termination Date for the relevant Facility.

On each day during the period commencing with the issuance by an Issuing Bank of any Terra Letter of Credit and until such Letter of Credit shall have been drawn in full or expired or been terminated, the Terra Facility E Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Pro Rata Share of the then undrawn amount of such Letter of Credit. On each day during the period commencing with the issuance by an Issuing Bank of any AMLP Letter of Credit and until such Letter of Credit shall have been drawn in full or expired or been terminated, the AMLP Facility B Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Pro Rata Share of the then undrawn amount of such Letter of Credit.

          (b)  Request for Issuance.

          (i) Each Letter of Credit shall be issued upon notice, given not later than 1:00 P.M. (New York City time) two


                               Credit Agreement
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

     Business Days prior to the date of the proposed issuance of such Letter of Credit, by the relevant Borrower to the relevant Issuing Bank, which shall give to the Agent and each Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex or telecopier, confirmed promptly in writing, specifying therein (A) the requested date of such issuance (which shall be a Business Day), (B) the Available Amount requested for such Letter of Credit, (C) the expiration date of such Letter of Credit, (D) the account party or parties for such Letter of Credit, (E) the name and address of the issuer and the beneficiary of such Letter of Credit, and (F) the form of such Letter of Credit, together with a description of the nature of the transactions or obligations proposed to be supported thereby. If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the relevant Borrower at its office referred to in
     Section 9.02 or as otherwise agreed with such Borrower in connection with such issuance.

          (ii) Each Issuing Bank shall furnish (A) to the Agent on the first Business Day of each week a written report summarizing the issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each Lender and to the relevant Borrower on the first Business Day of each month, a written report summarizing the issuance and expiration dates of the Letters of Credit issued by such Issuing Bank under the relevant Facility during the preceding month and drawings during such month under all Letters of Credit under such Facility issued by the Issuing Bank and (C) to the Agent and each Lender on the first Business Day of each calendar quarter, a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank under the relevant Facility.


                               Credit Agreement
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

          (c)  Drawing and Reimbursement.

          (i) The payment by an Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of an advance to the relevant Borrower in the amount of such payment, which the relevant Borrower agrees to repay on demand and, if not paid on demand, shall bear interest, from the date demanded to the date paid in full (and which interest shall be payable on demand), (x) from and including the date of demand to but not including the second Business Day thereafter at the Base Rate in effect for each such day plus the Applicable Margin in effect for each such day, and (y) from and including said second Business Day thereafter at the Post-Default Rate. Without limiting the obligations of such Borrower hereunder, upon demand by such Issuing Bank through the Agent, each Lender having a Commitment under the relevant Facility shall make Working Capital Advances under such Facility in an aggregate amount equal to the amount of such Lender's Pro Rata Share of such advance by making available for the account of its Applicable Lending Office to the Agent for the account of such Issuing Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the sum of (A) its Pro Rata Share of the outstanding principal amount of such advance plus (B) interest accrued and unpaid to and as of such date on the outstanding principal amount of such advance.

          (ii) Each Lender agrees to make such Working Capital Advances on the Business Day on which demand therefor is made by the relevant Issuing Bank through the Agent (provided, that notice of such demand is given not later than 12:00 Noon (New York City time) on such Business Day) or (if notice of such demand is given after such time) the first Business Day next succeeding such demand.

          (iii) If and to the extent that any relevant Lender shall not have so made the amount of such Working Capital Advance available to the Agent for account of such Issuing Bank, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each


                               Credit Agreement
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                                      -83-

     day from the date of demand by the relevant Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate.

          (iv) The Working Capital Advances provided for in this Section 2.13 shall be made by the Lenders irrespective of whether there has occurred and is continuing any Default or Event of Default or of whether any other condition precedent specified in Article III has not been satisfied, and the obligation of each Lender under each relevant Facility to make such Working Capital Advances is absolute and unconditional.

          (d)  Increased Costs.

          (i) If any change in any law or regulation or in the interpretation thereof (to the extent any such change occurs after the date hereof) by any court or administrative or governmental authority charged with the administration thereof shall either (x) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, any Issuing Bank or any Lender or (y) impose on any Issuing Bank or any Lender any other condition regarding this Agreement or such Issuing Bank or such Lender or any Letter of Credit, and the result of any event referred to in the preceding clause (x) or (y) shall be to increase the cost to such Issuing Bank or Lender of issuing or maintaining any Letter of Credit or any commitment hereunder in respect of Letters of Credit, then, upon demand by such Issuing Bank or such Lender, the Borrowers shall immediately pay to such Issuing Bank or such Lender, from time to time as specified by such Issuing Bank or such Lender, additional amounts that shall be sufficient to compensate such Issuing Bank or such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers by such Issuing Bank or such Lender shall be conclusive and binding for all purposes, absent manifest error.


                               Credit Agreement
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

         (ii) Neither Borrower shall be obligated to pay any additional amounts arising pursuant to this Section 2.13(d) that are attributable to the Excluded Period with respect to such additional amounts; provided, that if an applicable law, rule, regulation, guideline or request shall be adopted or made on any date and shall be applicable to the period (a "Retroactive Period") prior to the date on which such law, rule, regulation, guideline or request is adopted or made, the limitation on the Borrower's obligation to pay such additional amounts hereunder shall not apply to the additional amounts payable in respect of such Retroactive Period.

          (e) Obligations Absolute. The Obligations of each Borrower under this Agreement and any other agreement or instrument relating to any Letter of Credit (as hereafter amended, supplemented or otherwise modified from time to time, collectively, the "L/C Related Documents") shall, to the extent permitted by law, be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of such L/C Related Document under all circumstances, including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of any one or more of such other documents and agreements, including, but not limited to, the L/C Related Documents;

         (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of such Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

        (iii) the existence of any claim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;


                               Credit Agreement
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

         (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit, except to the extent that such payment resulted from such Issuing Bank's willful misconduct or gross negligence in determining whether such draft or certificate complies on its face with the terms of such Letter of Credit;

         (vi) any exchange, release or nonperfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of such Borrower in respect of the L/C Related Documents; or

        (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or a guarantor.

          Section 2.14.  Assumption.

          (a) The Lenders, the Issuing Banks, the Agent and Terra hereby agree that, upon the execution and delivery of this Agreement by each of them, this Agreement shall be effective and binding on them, notwithstanding the fact that Terra Capital Holdings, Terra Capital, AMC, AMLP, BMCH and BMC shall not have then executed and delivered this Agreement.

          (b) Each of Terra and Terra Capital agrees that until the consummation of the Initial Merger it shall hold the proceeds of the initial Borrowing in trust for the Lenders, and shall cause them to be immediately paid to the Agent for application in accordance with Section 2.05(b)(v) if the Initial Merger does not occur on the Closing Date.


                               Credit Agreement
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

          (c) Terra unconditionally agrees that immediately upon the consummation of the Initial Merger it will cause each of the other Transactions to occur, and that immediately upon the consummation of the Transactions (the time of such consummation being herein called the "Assumption Time"), it will cause Terra Capital Holdings, Terra Capital, AMC, AMLP, BMCH and BMC to execute and deliver this Agreement.

          (d) Terra Capital hereby agrees that, effective at the Assumption Time, Terra Capital shall be the "Company" for all purposes hereof and shall be bound by, and shall assume, all of the obligations of Terra hereunder, without prejudice, however, to the obligations of Terra under Article VIII.

          (e) Each Credit Party agrees to take such actions and execute such other documents as may be reasonably requested by the Agent or any Lender to effectuate the purposes of this Section 2.14.

          Section 2.15.  Replacement of Lender.

          (a) Subject to clause (c) below, in the event that any Lender requests compensation pursuant to Section 2.09(a), 2.09(b) or 2.13(d), or the obligation of any Lender to make, or to Convert Base Rate Advances into, or to Continue, Eurodollar Rate Advances shall be suspended pursuant to Section 2.09(c) or 2.09(d) (such Lender being herein called an "Affected Lender"), then, so long as such condition exists, the Borrowers may, after the date 30 days after the date of such request or suspension, either:

            (i) (x) designate an Eligible Assignee acceptable to the Agent and each Issuing Bank (which acceptance will not be unreasonably withheld) that is not an Affiliate of the Borrowers (such Eligible Assignee being herein called a "Replacement Lender") to assume the Affected Lender's Commitments and other obligations hereunder and to purchase the Affected Lender's Advances and other rights under the Loan Documents (all without recourse to or representation or warranty by, or expense to, the Affected Lender) for a purchase price equal to the aggregate principal amount of


                               Credit Agreement
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
     the outstanding Advances held by the Affected Lender plus all accrued but unpaid interest on such Advances and accrued but unpaid fees owing to the Affected Lender (and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Agent by the Replacement Lender of documentation satisfactory to the Agent, and, in the case of an Affected Lender that has made a Terra Facility B Advance, compliance with the requirements of Section 9.07(c), the Replacement Lender shall succeed to the rights and obligations of the Affected Lender hereunder and the other Loan Documents), and (y) pay to the Affected Lender all amounts payable to such Affected Lender under Section 9.04(c), calculated as if the purchase by the Replacement Lender constituted a mandatory prepayment of Advances by the Borrowers, and (z) pay to the Agent the processing and recordation fee specified in Section 9.07(a)(vii) with respect to such assignment; or

           (ii) (x) terminate the Commitments of the Affected Lender and (y) pay to the Affected Lender the aggregate principal amount of the outstanding Advances held by the Affected Lender plus all accrued but unpaid interest on such Advances and accrued but unpaid fees owing to the Affected Lender plus all amounts payable to the Affected Lender under
     Section 9.04(c) as a result of such prepayment.

In the event that the Borrowers exercise their rights under the preceding sentence, the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under the other Loan Documents; provided, that the obligations of the Borrowers to the Affected Lender under Sections 2.09, 2.11 and 9.04 with respect to events occurring or obligations arising before or as a result of such replacement shall survive such exercise.

          (b) If the Borrowers exercise their rights under clause (a)(ii) above, the Borrowers may, not later than the date 60 days after such exercise, designate an Eligible Assignee acceptable to the Agent and each Issuing Bank (which acceptance will not be unreasonably withheld) that is not an Affiliate of the Borrowers (such Eligible Assignee being herein called a


                               Credit Agreement
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

"Substitute Lender") to assume Commitments hereunder and to make Advances hereunder in an amount equal to the respective Commitments and Advances of the Affected Lender under each of the Facilities and, subject to (x) the execution and delivery to the Agent by the Substitute Lender of documentation satisfactory to the Agent and (y) the payment by the Borrowers to the Agent of the processing and recordation fee specified in Section 9.07(a)(vii) with respect to such assignment, and (z) in the case of a Substitute Lender that will assume a Terra Facility B Commitment or acquire Terra Facility B Advances, compliance with
Section 9.07(c), the Substitute Lender shall succeed to the rights and obligations of the Affected Lender hereunder and under the other Loan Documents. Upon the Substitute Lender so becoming a party hereto, the relevant Borrowers shall borrow Advances from the Substitute Lender and/or prepay the principal of the Advances of the other Lenders in such manner as will result in the outstanding principal amount of the Advances under each Facility being held by the Lenders according to their respective Pro Rata Shares of the relevant Facilities.

          (c)  The Borrowers may not exercise their rights under this Section
2.15:

            (i) with respect to any Affected Lender unless the Borrowers simultaneously exercise such rights with respect to all Affected Lenders,

           (ii) if a Default or an Event of Default has occurred and is then continuing, or

          (iii) with respect to any exercise of rights under clause (b) above, if, at the time of such exercise, the aggregate amount of the Commitments that shall have been terminated pursuant to said clause (b) (including the Commitments then proposed to be terminated) shall exceed 30% of the aggregate amount of the Commitments in effect on the Closing Date.


                                  ARTICLE III

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                                      -89-

                             CONDITIONS OF LENDING

          Section 3.01. Documentary Conditions Precedent to Initial Borrowing. The obligation of each Lender to make an Advance on the occasion of the initial Borrowing is subject to the conditions precedent that the Agent shall have received the following, each in form and substance satisfactory to it (provided, that the documents hereinafter referred to as being executed and delivered by Terra Capital Holdings, Terra Capital, AMC, AMLP, BMCH and BMC shall be deemed to be delivered at the Assumption Time):

          (a)  The Notes, duly executed by each Borrower.

          (b) Evidence that all conditions precedent to the consummation of the Merger set forth in the Merger Agreement have been satisfied or, with the prior written approval of the Agent, modified or waived. For the purposes of this Section 3.01(b), any such condition precedent required in the Merger Agreement to be satisfactory to, or subject to the discretion of, Terra or Acquisition Corp. shall be required to be reasonably satisfactory to, or subject to the reasonable discretion of, the Agent.

          (c) Evidence that Terra has received a cash equity contribution from Minorco USA pursuant to the Minorco USA Put Option Agreement, or cash proceeds of a public offering of stock, in an amount not less than $100,000,000 and that Terra has contributed the full amount thereof to Acquisition Corp.

          (d) Evidence of the cancellation of all commitments and letters of credit under, of the payment in full of all amounts owing under, and of the termination of all security interests securing indebtedness under, the Terminated Facilities.

          (e) Evidence of receipt of all governmental and third party consents and approvals necessary in connection with the Transactions, this Agreement and the related grants of security interest (without the imposition of any conditions

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

                                      -90-

     except those that are acceptable to the Lenders) and that the same remain in effect, and that all applicable waiting periods have expired without any action being taken by any competent authority and that no law or regulation exists, in the judgment of the Lenders, that restrains, prevents or imposes adverse conditions upon the Transactions, this Agreement or the other transactions contemplated by this Agreement.

          (f) Evidence of payment by Terra of all accrued fees and expenses of the Agent (including the reasonable and documented fees and expenses of counsel to the Agent in connection with this Agreement to the extent that statements for such fees and expenses have been delivered to the Borrower at least one Business Day prior to the date of the initial Borrowing).

          (g) The following documents, each dated such day (unless otherwise specified), in form and substance satisfactory to the Agent (unless otherwise specified) and in sufficient copies for the Agent, each Lender and each Issuing Bank:

               (i) certified copies of the resolutions of the Board of Directors of each Obligor approving the Transactions, this Agreement, the Notes, each other Loan Document and each Related Document to which such Obligor is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Transactions, this Agreement, the Notes, each other Loan Document and each Related Document;

              (ii) a copy of the charter or articles of incorporation or articles of limited partnership, as the case may be, of each Obligor and each amendment thereto, certified (as of a date reasonably near the date of the initial Borrowing) by the Secretary of State of the state of its incorporation or organization as being a true and correct copy thereof;

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                                      -91-

             (iii) a copy of a certificate of the Secretary of State of the state of each Obligor's incorporation or organization, dated a date reasonably near the date of the initial Borrowing, specifying the date of incorporation or organization of each Obligor, stating that such Obligor has filed all annual reports and paid all fees with respect to such reports and stating that such Obligor has legal existence and is in good standing with the office of said Secretary of State;

              (iv) for each Obligor, a copy of a certificate of the Secretary of State of each state set forth on Schedule 3.01(g)(iv) opposite the name of such Obligor, each dated a date reasonably near the date of the initial Borrowing, confirming that such Obligor is duly qualified to conduct business and in good standing as a foreign corporation in such state;

               (v) a certificate of each Obligor, signed on its behalf by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the initial Borrowing (the statements made in which certificate shall be true on and as of the date of the initial Borrowing), certifying as to (A) the absence, except to the extent provided in said certificate, of any amendments to the charter or articles of incorporation or organization of such Obligor since the date of the Secretary of State's certificate referred to in Section 3.01(g)(iii), (B) a true and correct copy of the bylaws of such Obligor as in effect on the date of the initial Borrowing, and (C) the due incorporation or organization and good standing of such Obligor as a corporation or limited partnership, as the case may be, organized under the laws of its state of incorporation or organization, and the absence of any proceeding for the dissolution or liquidation of such Obligor;

              (vi) a certificate of Terra, signed on its behalf by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the initial Borrowing (the statements made in which

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                               ----------------
          certificate shall be true on and as of the date of the initial Borrowing), certifying as to (A) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the initial Borrowing (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (B) the absence of any event occurring and continuing, or resulting from the initial Borrowing, that constitutes a Default or Event of Default; and

             (vii) a certificate of the Secretary or an Assistant Secretary of each Obligor certifying the names and true signatures of the officers of such Obligor authorized to sign this Agreement, the Notes (if applicable), each other Loan Document and each Related Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

          (h) The Holdings Pledge Agreement, the Terra Capital Pledge Agreement, the Subsidiary Pledge and Security Agreement and the AMLP Pledge and Security Agreement, in each case duly executed by each of the intended parties thereto, together with:

               (i) instruments evidencing the Pledged Stock referred to therein indorsed in blank,

              (ii) such appropriately completed and duly executed copies of Uniform Commercial Code financing statements as the Agent shall have requested in order to perfect and protect the Liens created by such Security Documents and covering the Collateral described therein,

             (iii) executed and delivered documents for recordation and filing of or with respect to such Security Documents that the Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby, and

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

             (iv) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens created by such Security Documents has been or will be taken, including, but not limited to, (x) evidence of the termination of any and all Liens against the property of the respective Obligors in respect of existing Debt terminated or satisfied and extinguished in accordance with Section 3.01(d) and (y) evidence of the termination of any and all existing Permitted Liens (except such Permitted Liens, if any, that the Lenders will permit to survive the Closing Date, as set forth on Part II of Schedule 5.02(a)(iii)).

          (i)  The Loan Purchase Agreement, duly executed by Terra and the
     Agent.

          (j) Financial projections and a budget for Terra and its Subsidiaries after giving effect to the Transactions, for each fiscal year of Terra from and including the current fiscal year to and including the fiscal year in which the final Principal Payment Date is scheduled to occur.

          (k) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Agent, the Lenders and each Issuing Bank, together with copies of all agreements, instruments and other documents delivered in connection therewith.

          (l) Letters and certificates, in form and substance satisfactory to the Lenders, attesting to the Solvency of (1) Terra, after giving effect to the Transactions and the other transactions contemplated hereby, (2) AMCI, after giving effect to the Initial Merger, and (3) Terra Capital, after giving effect to the Transactions and the other transactions contemplated hereby, from Valuation Research Corporation and from the Senior Financial Officer, respectively.

                               Credit Agreement
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

          (m) Evidence of insurance naming the Agent as loss payee in respect of tangible Collateral with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Agent.

          (n) A favorable opinion of Kirkland & Ellis, special counsel for the Obligors, in substantially the form of Exhibit D and as to such other matters as the Agent, any Issuing Bank or any Lender through the Agent may reasonably request.

          (o) A favorable opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel for the Agent, in form and substance satisfactory to the Agent.

          (p) Such other approvals, opinions and documents relating to this Agreement and the transactions contemplated hereby as any Lender or any Issuing Bank may, through the Agent, reasonably request.

          Section 3.02. Additional Conditions Precedent to Initial Borrowing. The obligation of each Lender to make an Advance on the occasion of the initial Borrowing is also subject to the conditions precedent that (a) the initial Borrowing shall occur no later than the Term Facility Commitment Termination Date; (b) there shall not have occurred since March 31, 1994 any material adverse change in the business, assets, operations, properties or financial condition of Terra and its Subsidiaries taken as a whole, AMCI and its Subsidiaries taken as a whole or TI and its Subsidiaries taken as a whole (or in the contingent liabilities of the relevant Person and its Subsidiaries, taken as a whole, which could reasonably be expected to result in any of the foregoing), other than any of the foregoing resulting solely from a general economic change in the industry of Terra or AMCI and their respective Subsidiaries; (c) the Agent shall be satisfied with the sources and uses of the financing for the Merger and the aggregate amount of unused Commitments immediately after giving effect thereto; (d) the Lenders shall be satisfied with the final terms and conditions of the Transactions (including, without limitation, the Merger Agreement and the

                               Credit Agreement
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
legal structure and capitalization of each Obligors); and (e) there shall exist no action, suit, investigation, litigation or proceeding affecting any Obligor pending or threatened before any court, governmental agency or arbitration that could reasonably be expected to have a Material Adverse Effect or purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, any other Loan Document, any Related Document, the Transactions or the consummation of the transactions contemplated hereby.

          Section 3.03. Conditions Precedent to Initial AMLP Borrowing. The obligation of each Lender to make an Advance on the occasion of the initial AMLP Borrowing, and the right of AMLP to request the issuance of any AMLP Letter of Credit, is subject to the conditions precedent that (a) the Terra Facility A Advances, the Terra Facility B Advances and the Terra Facility D Advances shall have been made, (b) each of Terra Capital Holdings, Terra Capital, AMLP, AMC, BMC and BMCH shall have executed and delivered this Agreement and each other Loan Document to which it is intended to be a party, and (iii) the Transactions shall have been consummated.

          Section 3.04. Conditions Precedent to Initial Terra Facility C Borrowing. The obligation of each Lender to make its Terra Facility C Advance is subject to the conditions precedent that the conditions precedent set forth in Sections 3.02(b), 3.02(e) and 3.03 shall be satisfied with respect to and as of the date of such Terra Facility C Advance and that Terra shall certify to the Agent that such Advances are required to finance payments by Terra in respect of the AMCI Change of Control Redemption.

          Section 3.05. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including, without limitation, the initial Borrowing, but excluding the making of any Working Capital Advance pursuant to Section 2.13), and the right of each Borrower to request the issuance of Letters of Credit under any Working Capital Facility, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance the following statements shall be true (and each of the

                               Credit Agreement
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
giving of the applicable Notice of Borrowing or Notice of Issuance and the acceptance by the relevant Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by such Borrower that on the date of such Borrowing or issuance such statements are true):

          (i) the representations and warranties contained in each Loan Document are correct on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

         (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default.

          Section 3.06. Determinations Under Sections 3.01 and 3.02. For purposes of determining compliance with the conditions specified in Sections
3.01 and 3.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and such Lender shall not have made available to the Agent such Lender's ratable portion of such Borrowing.

                               Credit Agreement
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

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          Section 4.01. Representations and Warranties of the Company. The Company represents and warrants as follows (provided, that until the consummation of the Merger, each representation and warranty herein with respect to AMC, AMCI, AMLP, BMCH or BMC or any of their respective Subsidiaries shall be to the best knowledge of the Company):

          (a) Each Obligor (i) is a corporation (or, in the case of AMLP, a limited partnership) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation (or limited partnership, as the case may be) in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure so to qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (iii) has all requisite power (corporate or other) and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Material Subsidiaries of each Obligor as of the date of the initial Borrowing, both before and after giving effect to the Transactions, showing as of such date (as to each such Subsidiary) the jurisdiction of its organization, the number of shares of each class of capital stock or partnership interests authorized, and the number outstanding and the percentage of the outstanding shares or interests of each such class owned (directly or indirectly) by such Obligor and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding capital stock or partnership interests of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Obligor or one or more

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
     of its Subsidiaries free and clear of all Liens, except those created by the Security Documents. Each Material Subsidiary (i) is a corporation (or, in the case of AMLP, a limited partnership) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation or limited partnership, as the case may be, in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (iii) has all requisite power (corporate or other) and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (c) The execution, delivery and performance by each Obligor of this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is intended to be a party, and the consummation of the Transactions and the other transactions contemplated hereby, are within such Obligor's powers (corporate or other), have been (or will, prior to the initial Borrowing, be) duly authorized by all necessary corporate action, and do not (i) contravene such Obligor's charter, by-laws or in the case of AMLP, its agreement of limited partnership, (ii) violate any applicable law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X), order, writ, judgment, injunction, decree, determination or award (except for any such violation, by action or inaction of any Obligor, that could not reasonably be expected to have a Material Adverse Effect and that could not result in any liability of any Lender), (iii) except as set forth on Schedule 4.01(c), conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Obligor, any of its

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

     Subsidiaries or any of their properties (except for any such conflict, breach or default, caused by action or inaction of any Obligor, that could not reasonably be expected to have a Material Adverse Effect and that could not result in any liability of any Lender) or (iv) except for the Liens created by the Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Obligor or any of its Subsidiaries. No Obligor or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably expected to have a Material Adverse Effect.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Obligor of this Agreement, the Notes, any other Loan Document or any Related Document to which it is or is to be a party, or for the consummation of the Transactions or the other transactions contemplated hereby, (ii) the grant by any Obligor of the Liens granted by it pursuant to the Security Documents, (iii) the perfection or maintenance of the Liens created by the Security Documents (except for the filings required to be made pursuant to Section 3.01(h)) or
     (iv) the exercise by the Agent or any Lender or Issuing Bank of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d), all of which have been duly obtained, taken, given or made and are in full force and effect. On the date of initial Borrowing, all applicable waiting periods in connection with the Transactions and the other transactions contemplated hereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse

                               Credit Agreement
                               ----------------
     conditions upon the Transactions or the rights of the Obligors or their Subsidiaries.

          (e) This Agreement has been, and each of the Notes, each other Loan Document and each Related Document when delivered will have been, duly executed and delivered by each Obligor that is intended to be a party thereto. This Agreement is, and each of the Notes, each other Loan Document and each Related Document when delivered will be, the legal, valid and binding obligation of each Obligor that is intended to be a party thereto, enforceable against such Obligor in accordance with its terms.

          (f) The balance sheet of Terra as at December 31, 1993 and the related statements of income and cash flows of Terra for the twelve months then ended, accompanied by an opinion of Deloitte & Touche, independent public accountants, and the balance sheet of Terra as at June 30, 1994, and the related statements of income and cash flows of Terra for the six months then ended, duly certified by the chief financial officer of Terra, copies of which have been furnished to each Lender, present fairly, in all material respects, subject, in the case of said balance sheet as at June 30, 1994, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the financial condition of Terra as at such dates and the results of the operations of Terra for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since March 31, 1994, there has been no Material Adverse Change with respect to Terra.

          (g) (A) No written information, exhibit or report (as at the date of the initial Borrowing) furnished by any officer of Terra to the Agent, any Issuing Bank or any Lender in connection with the negotiation of the Loan Documents (when taken together) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading and (B) none of the information, exhibits or reports furnished by any Obligor to the Agent, any Issuing

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

     Bank or any Lender pursuant to Section 5.03 contained (on the date of delivery thereof) any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

          (h) There is no action, suit, litigation or proceeding against any Obligor or any of its Subsidiaries or any of their respective property, including any Environmental Action, pending before any court, governmental agency or arbitrator, or (to the knowledge of any Obligor) threatened, nor (to the knowledge of any Obligor) is there any investigation pending in respect of any Obligor, that (i) could reasonably be expected to have a Material Adverse Effect, or (ii) on the date of the initial Borrowing could reasonably be expected to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document, any Related Document, the Transactions or the consummation of the transactions contemplated hereby.

          (i) No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (j) Set forth on Schedule 4.01(j) hereto is a complete and accurate list, as of the date of the initial Borrowing, of each Plan that is subject to Title IV of ERISA and each Multiemployer Plan with respect to any employees or former employees of any Obligor or any of its ERISA Affiliates.

          (k) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of any Obligor or any of its ERISA Affiliates that could reasonably be expected to have a Material Adverse Effect.

          (l) Since the date of the Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan of any Obligor or any of its ERISA Affiliates, there has been no change in the funding status

                               Credit Agreement
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
     of any such Plan except to the extent that such change is not reasonably expected to have a Material Adverse Effect.

          (m) Neither any Obligor nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any withdrawal liability to any Multiemployer Plan except to the extent such withdrawal liability is not reasonably expected to have a Material Adverse Effect.

          (n) Neither any Obligor nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of any Obligor or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA.

          (o) As of the Closing Date, the aggregate annualized cost on a pay-as-you-go basis (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under welfare plans (other than post-retirement benefits required to be provided by Section 4980B of the Code or applicable state law) for which Terra and its Subsidiaries is liable does not exceed $1,000,000.

          (p) Neither the business nor the properties of any Obligor or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

          (q) Except as set forth on Part I of Schedule 4.01(q) and except to the extent any of the following could not reasonably be expected to have a Material Adverse Effect, the operations and properties of each Obligor and each of its Subsidiaries comply in all respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of each Obligor and its Subsidiaries, each Obligor and its Subsidiaries are in compliance in all

                               Credit Agreement
                               ----------------
     respects with all such Environmental Permits, and no circumstances exist that could (i) form the basis of an Environmental Action against any Obligor or any of its Subsidiaries or any properties described in the Mortgages or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (r) Except as set forth on Part II of Schedule 4.01(q) and except to the extent any of the following could not reasonably be expected to have a Material Adverse Effect, as of the date of the initial Borrowing none of the properties of any Obligor or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list of sites requiring investigation or cleanup, and no underground storage tanks, as such term is defined in 42 U.S.C. 6901, are located on any property of any Obligor or any of its Subsidiaries.

          (s) Except as set forth on Part III of Schedule 4.01(q) and except to the extent any of the following could not reasonably be expected to have a Material Adverse Effect, as of the date of the initial Borrowing neither any Obligor nor any of its Subsidiaries has been notified in writing by any federal, state or local governmental agency or any other Person that any Obligor or any of its Subsidiaries is potentially liable for the remedial or other costs with respect to treatment, storage, disposal, release, arrangement for disposal or transportation of any Hazardous Substance generated by any Obligor or any of its Subsidiaries, and Hazardous Materials have not been generated, used, treated, handled, stored or disposed of on, or released or transported to or from, any property of such Obligor (or, to its knowledge, any adjoining property) except in compliance in all material respects with all Environmental Laws and Environmental Permits, and all other wastes generated at any such properties by any Obligor or any of its Subsidiaries (and

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                                     -104-

     their respective agents, employees and contractors) have been disposed of in compliance with all Environmental Laws and Environmental Permits.

          (t) Each Obligor and each of its Subsidiaries has filed, has caused to be filed or has been included in, all federal and state income tax returns and all other material tax returns (federal, state, local and foreign) required to be filed and has paid (or is contesting in good faith by appropriate proceedings) all taxes shown thereon to be owing, together with applicable interest and penalties.

          (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list, as of the date hereof, of each taxable year of Terra for which federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

          (v) As of the date of the initial Borrowing, there are no adjustments to the federal income tax liability of Terra proposed by the Internal Revenue Service with respect to Open Years. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (w) Neither any Obligor nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Obligor nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrowers, nor the consummation of the other transactions contemplated hereby, will violate any provision

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                                     -105-

     of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (x) Each of Terra and Terra Capital (both individually and collectively with their respective Subsidiaries) (i) is Solvent, and (ii) will be Solvent after giving effect to the Transactions.

          (y) Set forth on Part I of Schedule 4.01(y) hereto is a complete and accurate list, as of the date of the initial Borrowing, of all existing Debt of each Obligor, after giving effect to the cancellations and payments contemplated by Section 3.01(d), showing as of the date of the initial Borrowing (i) the principal amount outstanding thereunder, (ii) whether such Debt is secured by any Lien and (iii) the aggregate principal amount of such Debt scheduled to be paid during each fiscal year of Terra to and including the fiscal year of Terra in which the final Principal Payment Date is scheduled to occur.


                                 ARTICLE V

                               COVENANTS OF TERRA

          Section 5.01. Affirmative Covenants. So long as any principal of or interest on any Advance or any other amount payable under this Agreement shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, Terra will, and will cause each of the Obligors to:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 (except to the extent that non-compliance with any thereof could not reasonably be expected to have a Material Adverse Effect).

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                                     -106-

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, that neither such Obligor nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained to the extent required by GAAP, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons occupying its properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, that
     (i) neither such Obligor nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves to the extent required by GAAP are being maintained with respect to such circumstances and (ii) no such compliance with laws and permits, obligation to obtain or renew permits or obligation to undertake any such investigation, study, sampling, testing, removal, remedial or other action shall be required hereunder to the extent no Material Adverse Effect could reasonably be expected to result from any failure to so comply, obtain, renew or undertake, either individually or in the aggregate.

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                                     -107-

          (d) Maintenance of Insurance. Maintain, and cause each of its Material Subsidiaries to maintain, with responsible and reputable insurance companies or associations, insurance, including business interruption insurance with respect to each manufacturing plant, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses.

          (e) Preservation of Corporate Existence, Etc. Subject to Section 5.02(d) and (e), preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, that the Obligors may consummate the Merger and the other Transactions, and that neither any Obligor nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of such Obligor or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Obligor or such Subsidiary, as the case may be, and that the loss thereof will not have a Material Adverse Effect.

          (f) Visitation Rights. At any reasonable time and as may be reasonably requested from time to time, permit the Agent, any Issuing Bank or any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Obligor and any of its Subsidiaries (in the presence of an appropriate officer or representative of the relevant Obligor), and to discuss the affairs (including, but not limited to, the compliance by such Obligor and its Subsidiaries with all Environmental
     Laws), finances and accounts of such Obligor and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g) Preparation of Environmental Reports. Upon either (i) the acquisition of any real property by such Obligor or any of its Subsidiaries the purchase price of which exceeds $500,000 or (ii) the occurrence and during the continuance of a Default or Event of Default arising under

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                                     -108-

     Section 5.01(c), and in each case at the written request of the Agent, such Obligor shall provide to the Agent, each Issuing Bank and each Lender within a reasonable time after such acquisition or request, as the case may be, at the expense of such Obligor, an environmental site assessment report for the acquired property (in the case of an acquisition as described in clause (i)) or for any properties of such Obligor which are the subject of any such Default or Event of Default (in the case of an event as described in clause (ii)) prepared by an environmental consulting firm reasonably acceptable to the Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties. Without limiting the generality of the foregoing, if the Agent determines at any time that a material risk exists that any such report will not be provided within a reasonable time following such request, the Agent may retain an environmental consulting firm to prepare such report at the expense of such Obligor, such Obligor and each of its Subsidiaries hereby granting to the Agent, each Issuing Bank, each Lender, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto its properties to undertake such an assessment.

          (h) Keeping of Books. Keep, and cause each of its Material Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Obligor and each such Subsidiary in accordance with GAAP.

          (i) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Material Subsidiaries to maintain and preserve, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

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                                     -109-

          (j) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, except to the extent any such lease is no longer used or useful in the conduct of its business or which, in the exercise of the reasonable judgment of the relevant Obligor, is to be refinanced and except to the extent failure to comply with the foregoing would not have a Material Adverse Effect, and cause each of its Material Subsidiaries to do so.

          (k) Performance of Related Documents. Perform and observe all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect and enforce such Related Document in accordance with its terms, except to the extent the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

          (l) Performance and Compliance with Material Contracts. Perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect and enforce each such Material Contract in accordance with its terms, except to the extent the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

          (m) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of its Affiliates on terms that are fair and reasonable and no less favorable to such Obligor or such Subsidiary than would obtain in a comparable arm's-length transaction with a

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                                     -110-

     Person that is not an Affiliate; provided, that this Section 5.01(m) shall not be applicable to

               (i) the Transactions expressly contemplated by the Related Documents;

              (ii) transactions between such Obligor and its wholly owned Subsidiaries or between wholly owned Subsidiaries of such Obligor unless otherwise prohibited by this Agreement; and

             (iii) compensation paid for services rendered by any director or officer of such Obligor or any director or officer of a Subsidiary of such Obligor serving at the direction or request of such Obligor to the extent such compensation is determined in the good faith exercise of business judgment by the Board of Directors of such Obligor to be reasonable and appropriate to the functions of such office.

          (n) Further Assurances. (i) Promptly upon reasonable request by the Agent or any Lender or Issuing Bank through the Agent correct, and cause each Subsidiary promptly to correct, any material defect or error that may be discovered in any Loan Document, which material defect or error is the result of any untrue statement of material fact under any Loan Document or the omission to state a material fact necessary to make the statements made therein not misleading, or in the execution, acknowledgment or recordation of any Loan Document, and (ii) promptly upon reasonable request by the Agent or any Lender or Issuing Bank through the Agent do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, and cause any such Subsidiary promptly to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent or any Lender or Issuing Bank through the Agent may reasonably require

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                                     -111-

     from time to time in order to (A) subject to the Liens created by any of the Security Documents any of such Obligor's and its Subsidiaries' properties, rights or interests covered or now or hereafter intended to be covered by any of the Security Documents, (B) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby and (C) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Agent, the Lenders and any Issuing Bank the rights granted or now or hereafter intended to be granted to the Agent, the Lenders and the Issuing Banks under any Security Document or under any other instrument executed in connection with any Security Document to which such Obligor, any other Obligor or any of their respective Subsidiaries is or may become a party.

          (o) Interest Rate Hedging. Within 90 days after the Closing Date, cause Terra Capital to enter into, and thereafter maintain in full force and effect until December 31, 1997, one or more interest rate Hedge Agreements with Persons acceptable to the Lenders in their reasonable determination with respect to a notional amount equal to 80% of the amount of the Relevant Debt providing effective protection against the Average Rate exceeding a rate per annum equal to 10% during the hedging period.

          For the purposes of this Section 5.01(o), the following terms have the following respective meanings:

               "Average Rate means, on any date, the weighted average rate of interest per annum payable on all Relevant Debt, excluding the Applicable Margin.

               "Relevant Debt" means Debt under Terra Facility A and Terra Facility B.

          (p) Ownership of the Obligors. Take, and will cause each of its Subsidiaries to take, such action from time to time as shall be necessary to ensure that (i) Terra will at all times own, beneficially and of record, all of the issued and outstanding capital stock (other than directors' qualifying shares) of Terra Capital Holdings; (ii) Terra

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                                     -112-

     Capital Holdings will at all times own, beneficially and of record, all of the issued and outstanding capital stock (other than directors' qualifying shares) of Terra Capital, and will own no other property (other than cash and other property incidental to its business as a holding company); (iii) Terra Capital will at all times own, beneficially and of record, all of the issued and outstanding capital stock (other than directors' qualifying shares) of TI, AMC and BMCH, and will own no other property (other than cash and other property incidental to its business as a holding company);
     (iv) BMCH will at all times own, beneficially and of record, all of the issued and outstanding capital stock (other than directors' qualifying shares) of BMC, and will own no other property (other than cash and other property incidental to its business as a holding company); (v) AMC will own no property other than ownership interests of Agricultural and Minerals Company, L.P., a Delaware limited partnership, the name of which will hereafter be changed to Terra Nitrogen Company, L.P. ("AMCLP") and a general partnership interest in AMLP (other than cash and other property incidental to its business as a holding company); and (vi) AMCLP will own no property other than ownership interests of AMLP (other than cash and other property incidental to its business as a holding company). In the event that any such additional shares of stock or other ownership interests shall be issued to an Obligor by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Agent pursuant to the Security Documents the certificates (if any) evidencing such ownership interests accompanied by undated powers executed in blank and to take such other action as the Agent shall request to perfect the security interest created therein pursuant to the Security Documents. Without limiting the foregoing, in the event that AMLP shall at any time convert to a corporate form, Terra shall, and shall cause each of its Subsidiaries owning shares of such corporation to, subject always to compliance with Regulation U and other applicable laws and governing documents, (i) pledge all such shares owned by Terra or such Subsidiary, as the case may be, to the Agent pursuant to a written instrument in form and substance satisfactory to the Agent, (ii) deliver to the Agent all certificates representing such shares of stock, accompanied by undated

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                                     -113-

stock powers executed in blank, and (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 3.01 hereof upon the Closing Date or as any Lender or Issuing Bank or the Agent shall have requested.

          Section 5.02. Negative Covenants. So long as any principal of or interest on any Advance or any other amount payable under this Agreement shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, Terra will not, and will not permit any of its Material Subsidiaries to:

          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Material Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Obligor or any of its Subsidiaries as debtor, or sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding from the operation of the foregoing restrictions the following:

               (i)  Liens created by the Loan Documents;

              (ii)  Permitted Liens;

             (iii)  the existing Liens described on Schedule 5.02(a)(iii);

              (iv) Liens on cash (in an aggregate amount, for Terra and its Subsidiaries taken as a whole, not exceeding $10,000,000 at any time) to secure the

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                                     -114-

          Obligations in respect of letters of credit permitted under Section 5.02(b)(iv);

               (v) Liens on Receivables of TI to secure TI's Obligations under the Permitted TI Receivables Facilities;

              (vi) purchase money Liens upon or in property acquired or held by Terra or such Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Debt (including, without limitation, commercial letters of credit) incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition (and not created in anticipation thereof), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, that (x) no such Lien shall extend to or cover any property other than the property being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and (y) the Debt secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by the Senior Financial Officer) of such property at the time it was acquired (provided, that upon the payment in full of the principal of and interest on the Terra Facility C Advances and the Terra Facility D Advances, the figure 80% set forth above shall automatically be deemed to be increased to 90%);

             (vii) Any Lien arising after the date of this Agreement in favor of any state of the United States of America or any agency, political subdivision or instrumentality thereof, upon any pollution abatement or control facilities being financed in compliance with Section 103(c)(4)(F) of the Internal Revenue Code of 1986, as in effect on the date of this Agreement (or any successor statute which is similar in all

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                                     -115-

          substantive respects), the interest payable in respect of which financing is excluded from gross income under said Section 103, provided, however, that (x) the Debt secured by such Lien is not prohibited by clause (b) of this Section 5.02, and (y) such Lien does not cover any other property at any time owned by Terra or any Material Subsidiary;

              (viii) Liens on property that is the subject of a capital lease to secure the performance of the Capital Lease Obligations relating thereto;

              (ix) Liens upon property of a Person that becomes a Subsidiary of Terra after the date hereof, each of which Liens existed on such property before the time such Person became a Subsidiary of Terra and was not created in anticipation thereof; provided, that no such Lien shall extend to or cover any property of Terra or any of its Subsidiaries other than the property subject to such Liens at the time such Person became a Subsidiary of Terra and improvements thereon;

               (x) Leases or subleases, and licenses or sublicenses, granted to third Persons not interfering in any material respect with the business of Terra or such Subsidiary;

              (xi) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Terra or such Subsidiary;

             (xii) Liens arising from Uniform Commercial Code financing statements regarding operating leases permitted by this Agreement;

            (xiii) any interest or title of a lessor or sublessor or licensor under any lease or license permitted or not prohibited by this Agreement;

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             (xiv)  additional Liens upon property created after the date hereof, provided, that the aggregate Debt secured thereby and incurred on and after the date hereof shall not exceed $7,000,000 in the aggregate at any one time outstanding; and

              (xv) the replacement, extension or renewal of any Lien permitted by clauses (iii), (iv), (v), (ix) and (xiv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the principal amount or change in any direct or contingent obligor) of the Debt secured thereby.

          (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

               (i)  Debt under the Loan Documents;

              (ii) Debt in respect of Hedge Agreements permitted by Section 5.02(c);

             (iii) Debt in respect of unsecured trade payables (and Obligations in respect of letters of credit supporting such trade payables);

              (iv) Debt (including, without limitation, Obligations in respect of letters of credit) not secured by any Lien (other than Liens permitted by Section 5.02(a)(iv)), so long as, on the date of the incurrence thereof, the aggregate principal amount (or the U.S. Dollar equivalent of the aggregate principal amount) of all Debt of Terra and its Subsidiaries on a Consolidated basis (as reasonably determined by the Senior Financial Officer on and as of the date of such incurrence) then outstanding under this clause (iv) (including, without limitation, the Debt proposed to be incurred on such date) does not exceed $35,000,000;

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                                     -117-

               (v) Obligations of TI under the Permitted TI Receivables Facilities;

              (vi) Debt securities of Terra issued in a public offering pursuant to an effective registration statement the terms of which (including, without limitation, as to interest rates, amortization (provided, that in any event no payments of principal, redemptions, sinking fund payments or the like shall be scheduled to be made before the final Principal Payment Date), redemption, average life to maturity, covenants, events of default and other terms) are reasonably satisfactory to the Required Lenders, the proceeds of which are used first to repay the Terra Facility C Advances and, after the repayment in full of the Terra Facility C Advances, to repay Advances in the manner specified in Section 2.05(c)(i);

             (vii) Debt outstanding (or committed to be made available) as at June 30, 1994 and set forth on Schedule 4.01(y);

            (viii) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

              (ix) in the case of any of its Subsidiaries, Debt owed to Terra or to a wholly owned Subsidiary of Terra;

               (x) Debt secured by Liens permitted under Section 5.02(a)(vi); purchase money Debt secured by Liens permitted under 5.02(a)(ix); and Debt in an aggregate principal amount not exceeding $7,000,000 at any one time outstanding secured by Liens permitted under Section 5.02(a)(xiv);

              (xi) Debt of Subsidiaries of Terra acquired by Terra or any of its Subsidiaries after the date hereof in an aggregate principal amount not exceeding $15,000,000 at any one time outstanding (provided, that after the Trigger Date the figure $15,000,000 set forth

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                                     -118-

          above shall be deemed to be increased to $50,000,000); and

              (xii) renewals, refinancings and replacements of the Debt permitted under clauses (vi), (vii) and (ix) above (without increase in the principal amount or change in any direct or contingent obligor and not including any Debt to be paid or prepaid with the proceeds of Advances).

          (c) Hedge Agreements. Enter into or permit to be outstanding, or permit any of its Subsidiaries to enter into or permit to be outstanding, any Hedge Agreement other than (x) Hedge Agreements entered into pursuant to Section 5.01(o), (y) the Methanol Hedging Agreement, and (z) other Hedge Agreements entered into in the ordinary course of business and in a reasonably prudent manner and not for speculative purposes, in each case in order to protect against the fluctuation in interest rates, foreign exchange rates or commodity prices.

          (d) Mergers, Etc. Merge with or into or consolidate with or into any Person, or permit any of its Material Subsidiaries to do so, except that:

               (i) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, (x) any Subsidiary of Terra Capital may be merged or consolidated with or into Terra Capital (provided, that Terra Capital shall be the continuing or surviving corporation) or any other wholly owned Subsidiary of Terra Capital and
          (y) Terra Capital or any of its Subsidiaries may merge or consolidate with any other Person; provided, that (1) in the case of a merger or consolidation of Terra Capital, Terra Capital is the continuing or surviving corporation, and (2) in any other case, the continuing or surviving corporation is a wholly owned Subsidiary of Terra Capital; and

              (ii) nothing herein shall be deemed to prohibit any of the Transactions.

                               Credit Agreement
                               ----------------

          (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of (including, without limitation, in a sale-leaseback transaction), or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of (including, without limitation, in a sale-leaseback transaction), any of its assets, including (without limitation) any manufacturing plant or substantially all assets constituting the business of a division, branch or other unit operation, except:

               (i)  sales of inventory in the ordinary course of its business;

              (ii) sales or other dispositions of obsolete or worn-out equipment no longer used or useful in its business;

             (iii) Dispositions of assets by one Obligor to another and by an Obligor to one of its or any other Obligor's wholly owned Subsidiaries, and other Dispositions in an aggregate amount not to exceed $10,000,000 in any period of 12 consecutive months, provided, that, in the case of all Dispositions under this clause (iii), (A) each such asset is sold for an amount not less than its fair market value, (B) no such asset may be sold to the extent that it is, individually or when considered with any other asset or assets sold or expected to be sold in such period, material to the business, assets, operations, properties or financial condition of Terra and its Subsidiaries taken as a whole, and (C) the Net Available Proceeds of such Disposition are applied in accordance with and to the extent required by Section 2.05(b), and to the extent the assets subject to the Disposition constituted part of the Collateral, all other cash and non-cash proceeds of such Disposition become subject to the Lien created by the Security Documents in accordance with the terms thereof; and

                               Credit Agreement
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

              (iv) nothing in this Section 5.02(e) shall prohibit TI from selling Receivables of TI under any Permitted TI Receivables Facility (subject to the restrictions specified in the definition of said term).

          (f) Investments. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment, other than:

               (i) Investments by Terra and its Subsidiaries in cash and Permitted Investments;

              (ii) Investments constituting (A) operating deposit accounts with banks and (B) Receivables arising in the ordinary course of business on ordinary business terms, in each case in accordance with, and subject to the terms of, the Security Documents;

             (iii)  Investments described in Schedule 5.02(f);

              (iv) Investments arising solely by reason of any merger or consolidation expressly permitted by Section 5.02(d)(i)(x);

               (v) Subject to the terms set forth on Exhibit G, Investments (including, without limitation, Investments arising by reason of any merger or consolidation permitted under Section 5.02(d)(i)(y)) in any fiscal year of Terra consisting of acquisitions of ownership interests in one or more entities engaged in the same or allied line or lines of business as Terra and its Subsidiaries, taken as a whole, in an aggregate amount not exceeding the sum of (x) the Acquisition Amount for such fiscal year (to the extent not utilized to make Capital Expenditures pursuant to Section 5.02(h)) plus (y) 50% of the unused Acquisition Amount for the prior fiscal year;

               (vi) Investments consisting of acquisitions of property (including, without limitation, ownership interests in any Person) by Terra or any of its Subsidiaries so long as (x) the aggregate fair market

                               Credit Agreement
                               ----------------
          value of all such property acquired in any fiscal year of Terra shall not exceed $25,000,000 (provided, that after the Trigger Date the figure $25,000,000 set forth above shall be deemed to be increased to $50,000,000), and (y) the consideration paid by Terra and its Subsidiaries for each such acquisition consists solely of equity securities issued by Terra;

             (vii)  Investments in respect of Hedge Agreements permitted by
          Section 5.02(c);

            (viii) Investments in Lynn Seeds, Inc. in an aggregate amount not exceeding $4,000,000;

              (ix) Investments in Agro-Terra Internacional, S.A. de C.V., a joint venture between TI and Grupo Acerero del Norte, S.A. de C.V., in an aggregate amount not exceeding $5,000,000; and

               (x) Investments made pursuant to Terra's Supplemental Deferred Compensation Plan as in effect on the date hereof.

          (g) Payments to Minority Interests. Pay or cause to be paid, or permit any of its Subsidiaries to pay or cause to be paid, to any holder of a minority interest any amount with respect to such minority interest in excess of the amount to which such holder is legally entitled, unless Terra or such Subsidiary simultaneously receives payment in an amount equal to or greater than its ratable share of the amount of the related distribution (determined in accordance with the respective interests then held by Terra and such Subsidiary, on the one hand, and such holder, on the other).

          (h) Capital Expenditures. Make Capital Expenditures in any fiscal year in an aggregate amount, for Terra and its Subsidiaries on a Consolidated basis, exceeding the sum of (i) $40,000,000 plus (ii) an amount equal to the portion (if any) of the Acquisition Amount for such fiscal year not used to make Investments pursuant to Section 5.02(f)(v), provided, that if the aggregate amount of such Capital

                               Credit Agreement
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                                     -122-

     Expenditures made in any fiscal year shall be less than $40,000,000, then the shortfall shall be added to the amount of Capital Expenditures permitted hereunder for the immediately succeeding (but not any other) fiscal year.

          (i) Change in Nature of Business. Make, or permit any of its Material Subsidiaries to make, any material change in the nature of the business of Terra and its Subsidiaries taken as a whole (after giving effect to the Transactions) as carried on at the date hereof.

          (j) Charter Amendments. Amend, or permit any of its Material Subsidiaries to amend, its articles of incorporation or bylaws, or amend any partnership agreement to which it or any of its Subsidiaries is a party (except for amendments to authorize the issuance of preferred or common stock), in each case to the extent any such amendment could reasonably be expected to have a Material Adverse Effect.

          (k) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles in effect in the United States; provided, that in the event of any change in generally accepted accounting principles from the date of the financial statements referred to in Section 4.01(f) and upon delivery of any financial statement and accompanying certificate of compliance required to be furnished under subsections (b) and (c) of
     Section 5.03, Terra shall deliver to the Lenders a statement of reconciliation conforming any information contained in such financial statement and a certificate of compliance required to be furnished pursuant to subsections (b) through (c) of Section 5.03 with GAAP (it being understood that compliance with financial covenants herein shall be measured and determined on the basis of GAAP).

          (l) Amendment of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change

                               Credit Agreement
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

                                     -123-

     in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document or agree in any manner to any other amendment, modification or change of any term or condition of any Related Document to the extent any of the foregoing could reasonably be expected to have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing.

          (m) Certain Obligations Respecting Subsidiaries. Enter into, or permit any of its Subsidiaries to enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the declaration or payment of dividends or the making of loans or advances to or Investments in or the sale, assignment, transfer or other disposition of property to Terra or any Subsidiary thereof.

          (n) Subordinated Indebtedness. Purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness (and such Obligor will not permit any of its Subsidiaries to do any of the foregoing), in each case except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness, or amend the documentation creating or evidencing Subordinated Indebtedness.

          (o) Transactions with Affiliates. Except to the extent otherwise expressly permitted hereunder, enter into any transaction with any Affiliate on terms less favorable than would pertain in a transaction entered into with a third party on an arm's-length basis.

                               Credit Agreement
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                                     -124-

          Section 5.03. Reporting Requirements. So long as any principal of or interest on any Advance or any other amount payable under this Agreement shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder:

          (a) Default Notice. Each Obligor will furnish to the Agent, as soon as possible and in any event within five Business Days after such Obligor knows or has reason to believe that a Default or Event of Default has occurred (which Default or Event of Default is continuing on the date of the following statement), a statement of the Senior Financial Officer setting forth details of such Default or Event of Default and the action that such Obligor has taken and proposes to take with respect thereto.

          (b) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of each of Terra, Terra Capital and AMLP, Terra will furnish to the Agent, with sufficient copies for each Lender and each Issuing Bank, Consolidated balance sheets of Terra, Terra Capital and AMLP and their respective Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows, and statements of earnings by product line, of Terra, Terra Capital and AMLP and their respective Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year in reasonable detail and duly certified (subject to year-end audit adjustments) by the Senior Financial Officer as having been prepared in accordance with GAAP, together with (i) a certificate of said officer (A) stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that Terra, Terra Capital or AMLP (as the case may be) has taken and proposes to take with respect thereto, (B) stating that since March 31, 1994, there has been no Material Adverse Change with respect to Terra and (C) providing a comparison

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

                                     -125-

     between the financial position and results of operations set forth in such financial statements with the comparable information set forth in the financial projections and budget most recently delivered pursuant to
     Section 3.01(j) or Section 5.03(m) and (ii) a schedule in form satisfactory to the Agent of the computations used by Terra in determining compliance with the covenants contained in Section 5.04.

          (c) Annual Financials. As soon as available and in any event within 90 days after the end of each fiscal year of each of Terra, Terra Capital and AMLP, Terra will furnish to the Agent, with sufficient copies for each Lender and each Issuing Bank, a copy of the annual audit report for such year for Terra, Terra Capital and AMLP and their respective Subsidiaries, including therein a Consolidated balance sheet of Terra, Terra Capital and AMLP and their respective Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows, and statements of earnings by product line, of Terra, Terra Capital and AMLP and their respective Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year accompanied by an unqualified opinion of Deloitte & Touche or other independent public accountants of nationally recognized standing stating that, except as expressly disclosed therein, said Consolidated financial statements present fairly, in all material respects, the Consolidated financial position and results of operations of Terra, Terra Capital and AMLP and their respective Consolidated Subsidiaries as of the last day of, and for, such fiscal year, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of Terra, Terra Capital and AMLP and their respective Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature

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

                                     -126-

     thereof (it being understood that said accountants shall have no liability to the Agent, the Lenders or the Issuing Banks for failure to obtain knowledge of any Default or Event of Default), (ii) a schedule in form satisfactory to the Agent of the computations used by such accountants in determining, as of the end of such fiscal year, compliance with the covenants contained in Section 5.04 and (iii) a certificate of the Senior Financial Officer (A) stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that Terra, Terra Capital or AMLP, as the case may be, has taken and proposes to take with respect thereto, (B) stating that since March 31, 1994, there has been no Material Adverse Change with respect to Terra and
     (C) providing a comparison between the financial position and results of operations set forth in such financial statements with the comparable information set forth in the financial projections and budget most recently delivered pursuant to Section 3.01(j) or Section 5.03(m).

          (d) ERISA Events. Promptly and in any event within 10 Business Days after any Obligor knows or has reason to know that any ERISA Event (including, for this purpose, a reportable event listed in Section 4043(b)(7) of ERISA) with respect to any Obligor or any of its ERISA Affiliates has occurred, Terra will furnish to the Agent a statement of the Senior Financial Officer describing such ERISA Event and the action, if any, that such Obligor or such ERISA Affiliate has taken and proposes to take with respect thereto.

          (e) Plan Terminations. Promptly and in any event within 10 Business Days after receipt thereof by any Obligor or any of its ERISA Affiliates, such Obligor will furnish to the Agent copies of each notice from the PBGC stating its intention to terminate any Plan of any Obligor or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan.

          (f) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal

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                                     -127-

     Revenue Service, each Obligor will furnish to the Agent copies of such Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan of each Obligor or any of its ERISA Affiliates that is then being maintained for employees or former employees of such Person.

          (g) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Obligor or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan of any Obligor or any of its ERISA Affiliates, such Obligor will furnish to the Agent copies of each notice concerning (i) the imposition of withdrawal liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that is reasonably expected to be incurred, by such Obligor or any of its ERISA Affiliates in connection with any event described in clause (i) or (ii).

          (h) Litigation. Promptly after the commencement thereof, Terra will furnish to the Agent notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Obligor or any of its Subsidiaries of the type described in
     Section 4.01(h).

          (i) Environmental Conditions. Promptly after receiving notice thereof, Terra will furnish to the Agent notice of any condition or occurrence on any property of any Obligor that results in a material noncompliance by any Obligor or any of its Subsidiaries with any Environmental Law or Environmental Permit which noncompliance could reasonably be expected to have a Material Adverse Effect, or could (i) form the basis of an Environmental Action against any Obligor or any of its Subsidiaries or such property that could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability

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

                                     -128-

     under any Environmental Law that could reasonably be expected to have Material Adverse Effect.

     (j) Delivery of Acknowledgment Copies and Search Reports.  Terra shall:

               (i) on or before the 30th day after the Closing Date, deliver, or cause to be delivered, to the Agent acknowledgment copies or stamped receipt copies of the UCC financing statements and other filings required to be filed thereunder as set forth on Schedule 5.03(k), including, to the extent applicable, filings required to be made with the United States Patent and Trademark Office as promptly as practicable following the delivery thereof to Terra by the United States Patent and Trademark Office, and

               (ii) on or before the 30th day after the Closing Date, deliver to the Agent completed requests for information, dated on or before such day, listing the financing statements referred to in clause (i) above and all other effective financing statements that name an Obligor as debtor, together with copies of such other financing statements, together with all such other evidence that the Agent may reasonably request in respect of the foregoing.

          (k) Public Filings. Terra shall, promptly upon their becoming available, deliver to the Agent, each Issuing Bank and each Lender copies of all registration statements and regular periodic reports, if any, that Terra, Terra Capital or AMLP shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange.

          (l) Shareholder Reports, Etc. Terra shall deliver to the Agent, each Issuing Bank and each Lender promptly upon the mailing thereof to the shareholders of Terra or AMLP generally or to holders of Subordinated Indebtedness or New

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                                     -129-

     Terra Debt generally, copies of all financial statements and proxy statements so mailed.

          (m) Financial Projections and Budget. As soon as available and in any event within 90 days after the first day of each fiscal year of Terra, Terra will furnish to the Agent, with sufficient copies for each Lender and each Issuing Bank, financial projections and a budget for such fiscal year and each subsequent fiscal year of Terra to and including the later of (i) the fiscal year in which the final Principal Payment Date is scheduled to occur and (ii) the fifth fiscal year ending after the date of determination, in each case, in form and detail similar to the financial projections and budget delivered under Section 3.01(j).

          (n) Other Information. Each Obligor shall furnish to the Lenders through the Agent such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Obligor or any of its Subsidiaries as the Agent, any Issuing Bank or any Lender may from time to time reasonably request.

          Section 5.04. Financial Covenants. So long as any principal of or interest on any Advance or any other amount payable under this Agreement shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, Terra will:

          (a) Debt to Cash Flow Ratio. Until the payment in full of the Facility C Advances and the Facility D Advances, maintain the Debt to Cash Flow Ratio at not more than the ratio set forth below for each day during each Rolling Period ending in the respective fiscal years of Terra set forth below:

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

                                     -130-

               Each
          Rolling Period
            Ending In                       Ratio
          --------------                    -----

           1994 or 1995                  3.75 to 1.00
           1996 and each fiscal          3.00 to 1.00
                year thereafter

          (b) Debt to Capital Ratio. From and after the payment in full of the principal of and interest on the Facility C Advances and the Facility D Advances, maintain the Debt to Capital Ratio at not more than the ratio set forth below for each day in the respective periods set forth below:

                  Period                    Ratio
                  ------                    -----

          From the Closing Date          0.65 to 1.00
            to September 30, 1995

          From October 1, 1995           0.60 to 1.00
            to September 30, 1996

          From October 1, 1996           0.55 to 1.00
            to September 30, 1997

          From and after                 0.50 to 1.00
            October 1, 1997

          (c) Current Ratio. Maintain the ratio of Consolidated Current Assets of Terra and its Subsidiaries (determined in accordance with GAAP) to Consolidated Current Liabilities of Terra and its Subsidiaries (determined in accordance with GAAP) at not less than the ratio set forth below for each day during each fiscal quarter occurring in the respective fiscal years of Terra set forth below:

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                                     -131-

           Each Fiscal
           Quarter In                     Ratio
           -----------                    -----

               1994                    1.25 to 1.00
               1995                    1.25 to 1.00
               1996                    1.25 to 1.00
               1997                    1.25 to 1.00
               1998 and each fiscal    1.50 to 1.00
                    year thereafter

          (d) Interest Coverage Ratio. Maintain the Interest Coverage Ratio at not less than the ratio set forth below for each Rolling Period ending in the respective fiscal years of Terra set forth below:

               Each
          Rolling Period
            Ending In                      Ratio
          --------------                   -----

               1994                     4.00 to 1.00
               1995                     4.00 to 1.00
               1996                     4.00 to 1.00
               1997                     4.00 to 1.00
               1998                     4.50 to 1.00
               1999                     4.50 to 1.00
               2000                     4.50 to 1.00
               2001                     5.00 to 1.00

          (e) Net Worth. Maintain Net Worth on each day of not less than (i) $375,000,000 plus (ii) the aggregate increase in the amount of capital stock and additional paid-in capital of Terra subsequent to the Closing Date, plus (iii) 50% of net income (if positive) for each fiscal year of Terra ending on or after December 31, 1994.

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                                     -132-

                                   ARTICLE VI

                               EVENTS OF DEFAULT

          Section 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) either Borrower (i) shall fail to pay when due any principal of any Advance made to it or (ii) shall fail for two Business Days to pay when due any interest on any Advance made to it or any other amount payable by it under any Loan Document; or

          (b) any representation or warranty made by any Obligor (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) any Obligor shall fail to perform or observe any term, covenant or agreement contained in Section 2.14 or clause (e), (o) or (p) of Section 5.01, or clause (a), (b), (c), (d), (e), (g) or (i) of Section 5.02, or
     clause (a), (e) or (i) of Section 5.03, or Section 5.04; or

          (d) Terra shall fail to pay and perform its obligations under the Loan Purchase Agreement; or

          (e) any Obligor shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for a period of 30 days; or

          (f) any Obligor or any of its Material Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $5,000,000 in the aggregate (but excluding Debt outstanding hereunder) of such Obligor or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration,

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                                     -133-

     demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder or holders (or an agent or trustee on its or their behalf) thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (g) any Obligor or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Obligor or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any

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                                     -134-

     Obligor or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

          (h) any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against any Obligor or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, unless such judgment or order shall have been vacated, satisfied or dismissed or bonded pending appeal; or

          (i) any non-monetary judgment or order shall be rendered against any Obligor or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, satisfied, discharged or bonded pending appeal; or

          (j) any Security Document after delivery thereof pursuant to Section
     3.01 shall for any reason (other than pursuant to the terms hereof and thereof) cease to create a valid and perfected first priority Lien (subject only to Permitted Liens) on the Collateral purported to be covered thereby; or

          (k) (i) prior to the payment in full of the principal of and interest on the Facility C Advances and the Facility D Advances, Minorco ceases to own, directly or indirectly, a majority of the issued and outstanding shares of voting capital stock of Terra; or (ii) after the payment in full of the principal of and interest on the Facility C Advances and the Facility D Advances, (y) Minorco ceases to own, directly or indirectly, at least 20% of the issued and outstanding shares of voting capital stock of Terra, or (z) Minorco ceases to hold, directly or indirectly, a plurality

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                                     -135-

     of the issued and outstanding shares of capital stock of Terra; or

          (l) any ERISA Event shall have occurred with respect to a Plan of any Obligor or any of its ERISA Affiliates and the amount (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the Obligors and their ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Obligors and their ERISA Affiliates related to such ERISA Event) could reasonably be expected to have a Material Adverse Effect; provided, that with respect to any Multiple Employer Plan, such Insufficiency shall include only the portion thereof attributable to such Obligor or its ERISA Affiliates; or

          (m) any Obligor or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Obligor or any of its ERISA Affiliates that it has incurred withdrawal liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Obligors and their ERISA Affiliates as withdrawal liability (determined as of the date of such notification), could reasonably be expected to have a Material Adverse Effect; or

          (n) any Obligor or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Obligor or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Obligors and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount that could reasonably be expected to have a Material Adverse Effect; or

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                                     -136-

          (o) there shall have been asserted against Terra or any of its Subsidiaries an Environmental Claim that, in the judgment of the Required Lenders, is reasonably likely to be determined adversely to Terra or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by Terra or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons);

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate (and this clause (i) shall also be applicable if there shall occur a Purchase Event), and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Advances and the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances and the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, that in the event of an actual or deemed entry of an order for relief with respect to any Obligor or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances and of any Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Advances and the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

          Section 6.02. Actions in Respect of the Letters of Credit Upon Default. If any Event of Default shall have occurred and be continuing, the Agent may, irrespective of whether it is taking any of the actions described in
Section 6.01 or otherwise, make demand upon the Borrowers to, and forthwith upon such demand

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                                     -137-

the Borrowers will, pay to the Agent on behalf of the Lenders in same day funds at the Agent's Office, for deposit in the relevant L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding.

          If at any time the Agent determines that any funds held in the relevant L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the relevant L/C Cash Collateral Account, an amount equal to excess of (a) such aggregate Available Amount over
(b) total amount of funds, if any, then held in such L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim.


                                  ARTICLE VII

                                   THE AGENT

          Section 7.01. Authorization and Action. Each Lender and each Issuing Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents, including, without limitation, enforcement or collection of the Notes, the Agent shall not be required to exercise any discretion or take any action, and shall not be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) except upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of the Notes; provided, that the Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Issuing Bank and each Lender prompt notice of each notice given to it by the Borrowers or Terra pursuant to the terms of this

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Agreement. Each Lender and Issuing Bank hereby authorizes the Agent (i) to execute and deliver each of the Security Documents and (ii) to execute and deliver the Loan Purchase Agreement (and each Lender and Issuing Bank agrees that, upon such execution and delivery, it will be bound by the Loan Purchase Agreement as if such Lender or Issuing Bank, as the case may be, were a signatory thereto). Chemical Bank as Co-Arranger shall, in such capacity, have no duties, responsibilities or liabilities whatsoever under this Agreement or any other Loan Document.

          Section 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Issuing Bank or any Lender and shall not be responsible to any of them for any statements, warranties or representations made in or in connection with the Loan Documents;
(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Obligor or to inspect the property (including the books and records) of any Obligor; (v) shall not be responsible to any Issuing Bank or any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable

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                                     -139-

or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          Section 7.03. Citibank and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures for, accept investment banking engagements from and generally engage in any kind of business with, any Obligor, any of its Subsidiaries, any of its Affiliates and any Person who may do business with or own securities of any Obligor or any such Subsidiary or Affiliate, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders or any Issuing Bank.

          Section 7.04. Lender Credit Decision. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Agent, any Issuing Bank or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent, any Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          Section 7.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not promptly reimbursed by the Borrowers), ratably according to the principal amounts of the Notes then held by each of them (or if no Advances are at the time outstanding, ratably according to the amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted

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                                     -140-

against any of them in any way relating to or arising out of the Loan Documents or any action taken or omitted by any of them under the Loan Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrowers under Section 9.04 of this Agreement, under the Holdings Pledge Agreement, under the Terra Capital Pledge Agreement, under the Subsidiary Pledge and Security Agreement, and under the AMLP Pledge and Security Agreement, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrowers.

          Section 7.06.  Collateral Duties.

          (a) Except for action expressly required of the Agent hereunder and under the Security Documents, the Agent shall in all cases be fully justified in refusing to act hereunder and thereunder unless it shall be further indemnified to its satisfaction by the Lenders and the Issuing Banks proportionately in accordance with the Obligations then due and payable to each of them against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          (b) Except as expressly provided herein, the Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Agent shall incur no liability as a result of any private sale of the Collateral.

          (c) The Lenders and the Issuing Banks hereby consent, and agree upon written request by the Agent to execute and deliver such instruments and other documents as the Agent may deem desirable to confirm such consent, to the release of the Liens on any of the Collateral, including any release in

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                                     -141-

connection with any sale, transfer or other disposition of the Collateral or any part thereof in accordance with the Loan Documents.

          (d) The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that none of the Agent, any Lender or any Issuing Bank shall have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent, any Lender or any Issuing Bank has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

          Section 7.07. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Issuing Banks, the Lenders and the Borrowers and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint (subject, so long as no Default or Event of Default has occurred and is continuing, to the consent of the Company, which consent shall not be unreasonably withheld) a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the Agent, as the case may be, then the retiring Agent may, on behalf of the Issuing Banks and the Lenders, appoint (subject, so long as no Default or Event of Default has occurred and is continuing, to the consent of the Company, which consent shall not be unreasonably withheld) a successor Agent, which shall be an Initial Lender or a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000.
Upon the acceptance of any appointment as Agent hereunder by a successor Agent such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, as the case may be, and such retiring Agent

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shall be discharged from its duties and obligations under the Loan Documents.
After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to the benefit of the Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the Security Documents.


                                  ARTICLE VIII

                                 THE GUARANTEE

          Section 8.01.  The Guarantee.

          (a) The Terra Guarantors hereby jointly and severally guarantee to each Lender, each Issuing Bank and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Terra Advances made by the Lenders to, and the Notes held by each Lender of, the Company and all other amounts from time to time owing to the Lenders, each Issuing Bank or the Agent by the Company under this Agreement and under the Notes and by any Terra Obligor under any of the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Terra Guaranteed Obligations"). The Terra Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Terra Guaranteed Obligations, the Terra Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Terra Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          (b) The AMLP Guarantors hereby jointly and severally guarantee to each Lender, each Issuing Bank and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or

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otherwise) of the principal of and interest on the AMLP Advances made by the
Lenders to, and the Notes held by each Lender of, AMLP and all other amounts from time to time owing to the Lenders, each Issuing Bank or the Agent by AMLP under this Agreement and under the Notes and by any AMLP Obligor under any of the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "AMLP Guaranteed Obligations"). The AMLP Guarantors hereby further jointly and severally agree that if AMLP shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the AMLP Guaranteed Obligations, the AMLP Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the AMLP Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          Section 8.02.  Obligations Unconditional.

          (a) The obligations of the Terra Guarantors under Section 8.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Terra Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 8.02 that the obligations of the Terra Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.

          (b) The obligations of the AMLP Guarantors under Section 8.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of AMLP under this Agreement,

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                                     -144-

the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the AMLP Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 8.02 that the obligations of the AMLP Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.

          (c)  Without limiting the generality of the foregoing clauses (a) and
(b), it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

         (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

        (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

         (iv) any lien or security interest granted to, or in favor of, the Agent, any Issuing Bank or any Lender as security for any of the Guaranteed Obligations shall fail to be perfected.

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                                     -145-

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent, any Issuing Bank or any Lender exhaust any right, power or remedy or proceed against either Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          Section 8.03. Reinstatement. The obligations of the Guarantors under this Section 8 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the relevant Borrower in respect of the relevant Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the relevant Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the relevant Guarantors jointly and severally agree that they will indemnify the Agent, each Issuing Bank and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent, such Issuing Bank or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          Section 8.04.  Subrogation.  To the extent that, as a result of this
Article VIII, any Lender or Issuing Bank would be subject to an extended preference period under Section 547 of the Bankruptcy Code, each Guarantor hereby waives all rights of subrogation, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise, by reason of any payment by it pursuant to the provisions of this Section 8 and agrees with the relevant Borrower for the benefit of each of its creditors (including, without limitation, each Lender, each Issuing Bank and the Agent) that any such payment by it shall constitute a contribution of capital by such Guarantor to the relevant Borrower (or an investment in the equity capital of the relevant Borrower by such Guarantor).

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          Section 8.05.  Remedies.  The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders and the Issuing Banks, the obligations of the Borrowers under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 6 (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 6) for purposes of Section 8.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the relevant Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the relevant Borrower) shall forthwith become due and payable by the Guarantors for purposes of said Section 8.01.

          Section 8.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 8 constitutes an instrument for the payment of money, and consents and agrees that any Lender, any Issuing Bank or the Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          Section 8.07. Continuing Guarantee. The guarantee in this Section 8 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          Section 8.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Portion (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment

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obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this
Section 8.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 8 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section 8.08, (i) "Excess Funding Guarantor" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Portion of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Portion of such Guaranteed Obligations and (iii) "Pro Rata Portion" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Company and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder) of the Company and all of the Subsidiary Guarantors, all as of the Closing Date. If any Subsidiary becomes a Subsidiary Guarantor hereunder subsequent to the Closing Date, then for purposes of this Section 8.08 such subsequent Subsidiary Guarantor shall be deemed to have been a Subsidiary Guarantor as of the Closing Date and the aggregate present fair saleable value of the properties, and the amount of the debts and liabilities, of such Subsidiary Guarantor as of the Closing Date shall be deemed to be equal to such value and amount

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on the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

          Section 8.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 8.01 would otherwise, taking into account the provisions of Section 8.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said
Section 8.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, any Issuing Bank, the Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


                                   ARTICLE IX

                                 MISCELLANEOUS

          Section 9.01.  Amendments, Consents, Etc.

          (a) No amendment or waiver of any provision of this Agreement, the Notes or the other Loan Documents, nor any consent to any departure by any Obligor from any provision of this Agreement, the Notes or the other Loan Documents, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that (i) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (1) waive any of the conditions specified in Section 3.01 or 3.02 or, in the case of the initial Borrowing or the Terra Facility C Borrowing, Section 3.03, (2) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number or

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                                     -149-

percentage of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (3) amend this Section 9.01, (4) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder,
(5) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or amend Section 2.03 or 2.05, or (6) release any Guarantor from its obligations under Article VIII and
(ii) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Facility affected by such amendment, waiver or consent, (1) increase the Commitments of such Lender or subject such Lender to any additional obligations, (2) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (3) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (4) change the order of application of any prepayment set forth in Section 2.05 in any manner that materially affects such Lender; and provided, further, that no amendment, waiver or consent shall, unless in writing and (x) signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement, any Note or any other Loan Document, and (y) signed by each Issuing Bank in addition to the Lenders required to take such action, amend Section 2.07, 2.13 or 3.02, increase the Letter of Credit Sublimit or otherwise affect the rights or obligations of any Issuing Bank under this Agreement.

          (b) Except as otherwise provided in the Security Documents, the Agent shall not consent to release any Collateral (except as contemplated by the Security Documents) or terminate any Lien under any Security Document unless such release or termination shall be consented to in writing by Lenders owed or holding in the aggregate at least 75% of the sum of the then aggregate unpaid principal amount of the Advances, the then aggregate unused Commitments under all the Facilities, and the aggregate Available Amount of all Letters of Credit (for which purposes the Available Amount of each Letter of Credit shall be considered to be owed to the relevant Lenders according to their respective Pro Rata Shares of the Working Capital Facility under

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                                     -150-

which such Letter of Credit has been issued); provided, that the consent of all Lenders shall be required to release all or substantially all of the Collateral, except upon the termination of the Liens created by each of the Security Documents in accordance with the terms thereof.

          Section 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied or delivered:

          (a) if to the Company, care of Terra Industries Inc., 600 Fourth Street, Sioux City, Iowa 51102, Attention: Francis G. Meyer, Vice President and Chief Financial Officer, telephone number (712) 279-8790; telecopier number (712) 279-8703;

          (b) if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule 2.01;

          (c) if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender;

          (d) if to any Issuing Bank, at its address beneath its signature hereto;

          (e) if to the Agent, at its address at 1 Court Square, Long Island City, New York 11120, Attention: Robert Alto, telephone number (718) 248-4504, telecopier number (718) 248-4844;

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted by telecopier, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent.

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          Section 9.03.  No Waiver; Remedies.  No failure on the part of any
Lender, any Issuing Bank or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Agent, any Issuing Bank or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by any Obligor relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Obligors shall take all measures necessary for any such action or proceeding commenced by the Agent, any Issuing Bank or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any Obligor.

          Section 9.04.  Costs, Expenses and Indemnification.

          (a) Each Borrower agrees to pay on demand (i) all costs and expenses of the Agent, the Issuing Banks and the Lenders in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, insurance, consultant, search, filing and recording fees and expenses, ongoing audit expenses and all other reasonable out-of-pocket expenses incurred by the Agent (including the reasonable and documented fees and expenses of Milbank, Tweed, Hadley & McCloy, special counsel to the Agent, but not, under this clause (A) or clause (B) below, of any other counsel) whether or not any of the transactions contemplated by this Agreement are consummated, (B) the reasonable and documented fees and expenses of counsel for the Agent with respect thereto, with respect to advising the Agent as to its rights and responsibilities, or the perfection,

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protection or preservation of rights or interests, under the Loan Documents, and
(C) with respect to negotiations with any Obligor or with other creditors of any Obligor or any of its Subsidiaries arising out of any Default or Event of Default or any events or circumstances that may reasonably be expected to give rise to a Default or Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Agent, the Issuing Banks and the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise
(including, without limitation, the reasonable and documented fees and expenses of counsel for the Agent, each Issuing Bank and each Lender with respect thereto).

          (b) Each Borrower agrees to indemnify and hold harmless the Agent, each Issuing Bank and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Transactions or any part thereof (including, without limitation, the Initial Merger, the Second Merger and any of the other transactions contemplated hereby) or (ii) the actual or alleged presence of Hazardous Materials on any property owned by an Obligor or any Environmental Action relating in any way to any Obligor or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Obligor, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Transactions or the other transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent

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                                     -153-

jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. Each Borrower also agrees not to assert any claim against the Agent, any Issuing Bank, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the Transactions or the other transactions contemplated herein or in any other Loan Document or the actual or proposed use of the proceeds of the Advances. For purposes of this Section 9.04(b), the term "non-appealable" includes any judgment as to which all appeals have been taken or as to which the time for taking an appeal shall have expired.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by a Borrower to or for the account of a relevant Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.03, 2.05, 2.08(b)(i) or 2.09(d) or as the result of acceleration of the maturity of the Notes pursuant to
Section 6.01 or for any other reason, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          (d) If any Obligor fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, reasonable and documented fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Obligor by the Agent or any Lender, in its sole discretion.

          Section 9.05. Right of Setoff. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the

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Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of each Borrower against any and all of the Obligations of such Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the relevant Borrower after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender may have.

          Section 9.06. Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          Section 9.07.  Assignments and Participations.

          (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, that:

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                                     -155-

          (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an affiliate of a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (x) such Lender's Commitments hereunder and (y) $5,000,000 or an integral multiple of $1,000,000 in excess thereof (except as otherwise agreed by the relevant Borrower and the Agent),

         (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an affiliate of a Lender, each such assignment shall be made only upon the prior written approval of the Company, the Agent and each Issuing Bank, such approval not to be unreasonably withheld,

        (iii)  each such assignment shall be to an Eligible Assignee,

         (iv) each such assignment by a Lender of its Advances, Note or Commitment under any Facility shall be made in such manner so that the same portion of its Advances, Note and Commitment under such Facility is assigned to the respective assignee,

         (v) each such assignment by a Lender of its Advances, Note or Commitment under any of the Terra Facilities (other than Terra Facility B) shall be made in such manner so that the same portion of its Advances, Note and Commitment under all such Facilities is assigned to the respective assignee,

         (vi) each such assignment by a Lender of its Advances, Note or Commitment under the AMLP Facilities shall be made in such manner so that the same portion of its Advances, Note and Commitment under the AMLP Facilities is assigned to the respective assignee,

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                                     -156-

        (vii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000, and

       (viii) each such assignment that is to be effected by a Lender on or prior to January 1, 1995 shall be effective only if arranged by or through Citicorp Securities, Inc. for the purpose of effecting a pooled sell-down of Advances and Commitments.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by the Obligors of any of their respective obligations under this Agreement or any other

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                                     -157-

instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c) The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. No assignment of any Terra Facility B Advance shall be effective until it is recorded in the Register pursuant to this Section 9.07(c). The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in


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substantially the form of Exhibit F hereto, (i) accept such Assignment and
Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the relevant Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Commitments assumed by it under the relevant Facilities pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Commitments under such Facilities, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2 or A-3, as the case may be.

          (e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it); provided, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Obligors, the Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Obligor therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other


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                                     -159-

amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

          (f) Any Issuing Bank may (subject to the prior written consent of Terra, such consent not to be unreasonably withheld) assign all, but not less than all, of its rights and obligations under this Agreement to a successor Issuing Bank that is a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000 and, upon the acceptance of such assignment, the successor Issuing Bank shall succeed to such rights and obligations and such assigning Issuing Bank shall be discharged from its duties and obligations under this Agreement, including, without limitation, its Letter of Credit Commitment.

          (g) Any Issuing Bank and any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any Confidential Information received by it from such Issuing Bank or Lender.

          (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          (i) Anything in this Section 9.07 to the contrary notwithstanding, each Terra Facility B Lender shall be permitted to pledge all or any part of its right, title and interest in, to and under the Advances and Notes held by it to any trustee for the benefit of the holders of such Lender's securities.


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                                     -160-

          (j) Anything in this Section 9.07 to the contrary notwithstanding, neither Terra nor any of its Subsidiaries or Affiliates may acquire (whether by assignment, participation or otherwise), and no Lender or Issuing Bank shall assign or participate to Terra or any of its Subsidiaries or Affiliates, any interest in any Commitment, Advance or other amount owing hereunder without the prior consent of each Lender; provided, that the Lenders and the Issuing Banks may assign all of their interests in the Commitments, Advances and such other amounts pursuant to the Loan Purchase Agreement.

          Section 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section 9.09. No Liability of the Issuing Banks. Each relevant Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the relevant Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the relevant Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by (i) such Issuing Bank's willful


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                                     -161-

misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          Section 9.10. Confidentiality. Neither the Agent, any Issuing Bank nor any Lender shall disclose any Confidential Information to any Person without the prior consent of the Company, other than (a) to the Agent's, such Issuing Bank's or such Lender's Affiliates and their officers, directors, employees, agents and advisors (including independent auditors and counsel) and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating or having authority over Lenders or the Lenders' respective activities and (d) in connection with credit inquiries from suppliers of the Borrowers and/or their Subsidiaries and other Persons who, from time to time, inquire as to the creditworthiness of the Borrowers.

          Section 9.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT, THE LENDERS AND THE ISSUING BANKS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, THE LETTERS OF CREDIT OR THE ACTIONS OF THE AGENT, ANY LENDER OR ANY ISSUING BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          Section 9.12. Survival. The obligations of the Borrowers under Sections 2.09, 2.11 and 9.04, the obligations of each Guarantor under Section 8.03, and the obligations of the Lenders under Section 7.05, shall survive the repayment of the Advances and the termination of the Commitments. In addition,


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each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of an Advance or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender or Issuing Bank shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of an Advance or a Letter of Credit), any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender, such Issuing Bank or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          Section 9.13. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          Section 9.14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided, that no Obligor may assign any of its rights or obligations hereunder or under the other Loan Documents without the prior consent of all of the Lenders, the Issuing Banks and the Agent.


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                                     -163-

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       TERRA INDUSTRIES INC.


                                       By____________________________
                                         Title:

                                       TERRA CAPITAL, INC.


                                       By____________________________
                                         Title:

                                       AGRICULTURAL MINERALS, LIMITED
                                         PARTNERSHIP (the name of which
                                         will hereafter be changed to
                                         Terra Nitrogen, Limited
                                         Partnership)

                                         By Agricultural Minerals
                                            Corporation (the name of which
                                            will hereafter be changed to
                                            Terra Nitrogen Corporation),
                                            its General Partner


                                             By_______________________
                                               Title:

                                       TERRA AND AMLP GUARANTORS
                                       -------------------------


                               Credit Agreement
                               ----------------

                                       AGRICULTURAL MINERALS CORPORATION
                                         (the name of which will hereafter
                                         be changed to Terra Nitrogen
                                         Corporation)


                                       By____________________________
                                         Title:

                                       BEAUMONT METHANOL CORPORATION


                                       By____________________________
                                         Title:

                                       BMC HOLDINGS, INC.


                                       By____________________________
                                         Title:

                                       TERRA CAPITAL HOLDINGS


                                       By____________________________
                                         Title:


                                       THE AGENT
                                       ---------

                                       CITIBANK, N.A.


                                       By____________________________
                                         Title:

                                       CO-ARRANGER
                                       -----------

                                       CHEMICAL BANK


                               Credit Agreement
                               ----------------

                                       By____________________________
                                         Title:

                                       THE ISSUING BANKS
                                       -----------------

                                       CITIBANK, N.A.


                                       By____________________________
                                         Title:

                                       THE LENDERS
                                       -----------

                                       CITIBANK, N.A.


                                       By____________________________
                                         Title:

                                       CHEMICAL BANK


                                       By____________________________
                                         Title:

                                       BANK OF AMERICA ILLINOIS


                                       By____________________________
                                         Title:

                                       THE BANK OF NOVA SCOTIA


                                       By____________________________
                                         Title:


                               Credit Agreement
                               ----------------

                                       NATIONSBANK OF TEXAS, N.A.


                                       By____________________________
                                         Title:

                                       COOPERATIVE CENTRALE RAIFFEISEN-
                                             BOERENLEENBANK, B.A.,
                                       "RABOBANK NEDERLAND", NEW YORK
                                              BRANCH


                                       By____________________________
                                         Title:


                                       By____________________________
                                         Title:

                                       CAISSE NATIONAL DE CREDIT AGRICOLE


                                       By____________________________
                                         Title:

                                       ARAB BANKING CORPORATION


                                       By____________________________
                                         Title:

                                       FIRST BANK NATIONAL ASSOCIATION


                                       By____________________________
                                         Title:


                               Credit Agreement
                               ----------------

                                       THE FUJI BANK, LIMITED


                                       By____________________________
                                         Title:

                                       DRESDNER BANK AG, CHICAGO AND GRAND
                                             CAYMAN BRANCHES


                                       By____________________________
                                         Title:


                                       By____________________________
                                         Title:

                                       MERRILL LYNCH SENIOR FLOATING RATE
                                         FUND, INC.


                                       By____________________________
                                         Title:

                                       PROTECTIVE LIFE INSURANCE COMPANY


                                       By____________________________
                                         Title:


                               Credit Agreement
                               ----------------